UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Conexant Systems, Inc.

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January 8, 2010

Dear Stockholder:

We look forward to your attendance via the Internet at the 2010 Annual Meeting of Stockholders (Annual Meeting). We will hold the meeting at 8:30 a.m. Pacific Time on Thursday, February 18, 2010.

One of the steps we have taken this year to reduce operating expenses is to hold a virtual Annual Meeting via the Internet rather than at a company or rented facility. We are offering a live webcast of the Annual Meeting for our Stockholders at https://virtualshareholdermeeting.com/CNXT where you will be able to vote electronically and submit questions during the meeting.

We also are pleased to be furnishing proxy materials to Stockholders primarily over the Internet. We believe that this process expedites Stockholders’ receipt of proxy materials, significantly lowers the costs of our Annual Meeting, and conserves natural resources. On January 8, 2010, we mailed our Stockholders a notice containing instructions on how to access our Proxy Statement and 2009 Annual Report and vote online. The notice also included instructions on how you can receive a paper copy of your Annual Meeting materials, including our 2009 Annual Report, the notice of Annual Meeting, our Proxy Statement, and a proxy or voting instruction card. If you received your Annual Meeting materials by mail, the 2009 Annual Report, notice of Annual Meeting, Proxy Statement, and proxy card from our Board of Directors were enclosed. If you received your Annual Meeting materials via e-mail, the e-mail contained voting instructions and links to the 2009 Annual Report and the Proxy Statement on the Internet, both of which are available at http://ir.conexant.com/annuals.cfm.

At this year’s Annual Meeting, the agenda includes the following items:

Agenda Item		Board Recommendation

1.	Election of Three Directors	FOR

2.	Approval of Amendment of Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares	FOR

3.	Approval of the 2010 Stock Plan	FOR

4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants	FOR

Please refer to the Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

Your vote is important, and we strongly urge you to cast your vote.

Sincerely yours,

D. Scott Mercer
Chairman of the Board and
Chief Executive Officer

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
DIRECTOR INDEPENDENCE
BOARD COMMITTEES AND MEETINGS
Director Compensation for Fiscal Year 2009
Executive Officers
Report of the Audit Committee
Compensation Discussion and Analysis
The Compensation and Management Development Committee
Guiding Principles and Compensation Objectives
Role of Compensation Consultant
Determining Compensation Levels
Elements of Compensation During Fiscal 2009
Tax and Accounting Implications
Report of the Compensation and Management Development Committee
Compensation Committee Interlocks and Insider Participation
Executive Compensation
Summary Compensation Table -- Fiscal Years 2009, 2008 and 2007
Grants of Plan-Based Awards -- Fiscal Year 2009
Outstanding Equity Awards at 2009 Fiscal Year-End
Option Exercises and Stock Vested -- Fiscal Year 2009
Non-qualified Deferred Compensation Table -- Fiscal Year 2009
Non-qualified Deferred Compensation(1)
Employment and Separation Agreements
Potential Payments upon Termination of Employment or Change of Control
Estimated Potential Incremental Payments Upon Separation -- Fiscal Year 2009
Equity Compensation Plan Information
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership as of November 27, 2009
PROPOSAL No. 2 -- APPROVAL OF AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION
Required Vote and Board Recommendation
PROPOSAL NO. 3 -- APPROVAL OF 2010 EQUITY INCENTIVE PLAN
Description of the 2010 Equity Incentive Plan
U.S. Federal Income Tax Consequences
Required Vote and Board of Directors Recommendation
PROPOSAL NO. 4 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
Principal Accounting Fees and Services
OTHER MATTERS
Annual Report to Stockholders and Financial Statements
Other Matters
Expenses of Solicitation
Delivery of Documents to Stockholders Sharing an Address

CONEXANT SYSTEMS, INC.
4000 MacArthur Boulevard
Newport Beach, California 92660

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	8:30 a.m. Pacific Time on Thursday, February 18, 2010

PLACE	By Internet Only

INTERNET	Attend the Annual Meeting online, including submitting questions, at https://virtualshareholdermeeting.com/CNXT

AGENDA	1. Election of Three Directors

2. Amend Certificate of Incorporation to increase authorized common shares to 200,000,000

3. Approve the 2010 Stock Plan

4. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants

5. Transact other business that may properly come before the Annual Meeting (including adjournments and postponements)

RECORD DATE	December 23, 2009

MEETING ADMISSION	You are entitled to attend and vote at the Annual Meeting only if you were a Conexant stockholder as of the close of business on December 23, 2009 or hold a valid proxy for the Annual Meeting. Attendance will be via the live webcast available at https://virtualshareholdermeeting.com/CNXT.

ADMISSION VOTING	Please vote as soon as possible to record your vote promptly, even if you plan to attend the Annual Meeting via the Internet. You have three options for submitting your vote before the Annual Meeting:

• Internet

• Phone

• Mail

BY ORDER OF THE BOARD OF DIRECTORS

Mark Peterson
Senior Vice President, Chief Legal
Officer and Secretary

January 8, 2010

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our stockholders primarily via the Internet. On January 8, 2010, we mailed to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and our 2009 Annual Report. The Notice of Internet Availability also instructs you on how to access your proxy card to be able to vote through the Internet or by telephone. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form.

Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting, and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

ATTENDING THE ANNUAL MEETING

Attending and participating via the Internet

•	https://virtualshareholdermeeting.com/CNXT

•	Webcast starts at 8:30 a.m. Pacific Time on February 18, 2010

•	Stockholders may vote and submit questions while attending the meeting on the Internet

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://virtualshareholdermeeting.com/CNXT

•	Questions regarding how to attend and participate via the Internet will be answered by calling 1-877-257-9950 on the day before the Annual Meeting and the day of the Annual Meeting

Anyone can view the Annual Meeting live via the Internet at https://virtualshareholdermeeting.com/CNXT .

Webcast replay available until March 18, 2010.

QUESTIONS

For questions regarding	Contact

Annual meeting	Conexant Investor Relations: 949-483-4600

Stock ownership	BNY Mellon Stockholder Services In the U.S. and Canada: 800-370-1163 Outside the U.S.: 201-680-6578

Voting	Morrow & Co.
800-607-0088

Conexant Systems, Inc.
4000 MacArthur Boulevard
Newport Beach, California 92660

Proxy Statement

Our Board of Directors solicits your proxy for the 2010 Annual Meeting of Stockholders (Annual Meeting) and any postponement or adjournment of the meeting for the purposes set forth in the “Notice of Annual Meeting of Stockholders.” The 2010 Annual Meeting will be held at 8:30 a.m. Pacific Time on Thursday, February 18, 2010 via the Internet at https://virtualshareholdermeeting.com/CNXT. We made this Proxy Statement available to stockholders beginning on January 8, 2010.

Record Date	December 23, 2009

Quorum	Majority of shares outstanding on the record date must be present in person or by proxy at the Annual Meeting

Shares Outstanding	65,029,932 shares of common stock were outstanding as of December 23, 2009

Voting by Proxy	Internet, phone, or mail

Voting at the Meeting	Stockholders can vote via the Internet during the meeting. Stockholders attending via the Internet will need to follow the instructions at https://virtualshareholdermeeting.com/CNXT in order to vote or submit questions at the meeting. Voting via the Internet by a stockholder will revoke and replace any previous votes submitted.

Changing Your Vote	Stockholders of record may revoke their proxy at any time before the polls close by submitting a later-dated vote electronically at the Annual Meeting, via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the Annual Meeting. If you hold shares through a bank or brokerage firm, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals	Each share of our common stock outstanding on the record date is entitled to one vote on each of the 3 director nominees and one vote on each other matter. Director nominees who receive the highest number of votes will be elected. However, if the number of shares voted “for” a director do not exceed the number of shares “withheld” from the nominee, the director will be required to resign in accordance with the policy described below in “Proposal No. 1 — Election of Directors. Approval of the ratification of auditors and of the 2010 Stock Plan requires the affirmative vote of the majority of the shares of common stock present or represented by proxy and entitled to vote on these proposals. Approval of the amendment of the Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting.

Effect of Abstentions and Broker Non-Votes	Shares not present at the meeting and shares voting “withheld” have no effect on the election of directors.

For each of the other proposals, abstentions have the same effect as a vote “against” the proposal.

If you are a beneficial owner holding your shares in a brokerage account, note that brokers will not have authority to vote your shares in their discretion on any of the proposals at the Annual Meeting, other than the ratification of the appointment of our independent public accountants. Shares held by brokers that do not have discretionary authority to vote on a matter and have not received voting instructions from their clients are referred to as “broker non-votes.” Broker non-votes will not be counted in determining the outcome of any of the proposals at the Annual Meeting, but they will have the effect of a vote against the proposal to amend our Certificate of Incorporation to increase the authorized number of shares of our common stock.

Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum.

Voting Instructions	If you complete and submit your proxy or voting instructions, the persons named as proxies will follow your instructions. If you submit proxy or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each proposal. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. We have published rules about when to submit agenda items for the Annual Meeting, and we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results	We will announce preliminary results at the Annual Meeting. We will report final results at http://ir.conexant.com and in our Form 10-Q for the second quarter of fiscal 2010.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The company’s Restated Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with a term extending to the third succeeding Annual Meeting after election. The Restated Certificate of Incorporation provides that the Board shall maintain the three classes to be as nearly equal in number as the then total number of directors permits. At the end of fiscal year 2009, the company had 8 directors. The two directors in Class I, the three directors in Class II and the three directors in Class III are serving terms expiring at the company’s Annual Meeting of Stockholders in 2012, 2010 and 2011, respectively. At this year’s Annual Meeting, three Class II directors will be elected to serve for a three-year term and until a successor has been duly elected and qualified. Each of the nominees is a current member of the Board and has consented to serve as a director if elected.

In October 2008, our Board of Directors approved an amendment to our Bylaws to adopt a director resignation policy that requires each of the director nominees to tender an irrevocable resignation that will be effective if (a) the director fails to receive a greater number of votes “for” his or her election than votes “withheld” from his or her election at the Annual Meeting and (b) the Board of Directors accepts the resignation, taking into account the recommendation of the Governance and Board Composition Committee as to whether to accept or reject the resignation of such director or whether other action should be taken. The company will publicly disclose the Board of Directors’ decision regarding any resignation that is effective under this policy and, if such resignation is rejected, the rationale behind the decision within 90 days following certification of the election results. Each of the director nominees listed below has tendered an irrevocable resignation to the Board of Directors with respect to the Annual Meeting as required by our Bylaws.

Unless marked otherwise, proxies received will be voted FOR the election of each of the three nominees specified in “Class II — Nominees for Directors with Terms Expiring in 2013,” below, until their successors are elected and qualified. If any of such nominees for the office of director is unwilling or unable to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted either (1) for a substitute nominee, who shall be designated by the proxy holders or by the present Board of Directors to fill such vacancy, or (2) for the other nominees only, leaving a vacancy. Alternatively, the size of the Board may be reduced so that there is no vacancy. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

The Board of Directors recommends a vote FOR the election of each of the nominees listed below.

Information as to Nominees for Directors and Continuing Directors

Listed below for each director, as reported to Conexant, is the director’s name, age and principal occupation for the past five years, his position, if any, with Conexant, and other directorships held.

Class II
Nominees for Director with Term Expiring in 2013

William E. Bendush, age 60 — Mr. Bendush has been a director of Conexant since June 2008. A retired executive and private investor, he served as senior vice president and chief financial officer of Applied Micro Circuits Corporation (semiconductors) from April 1999 to March 2003. He currently serves as a director of Microsemi Corporation.

Balakrishnan S. Iyer, age 53 — Mr. Iyer has been a director of Conexant since 2002. He served as senior vice president and chief financial officer of the company from January 1999 to June 2003. Mr. Iyer currently serves as a director of IHS, Inc., Life Technologies Corporation (previously known as Invitrogen Corporation), Power Integrations, QLogic Corporation and Skyworks Solutions, Inc.

Jerre L. Stead, age 67 — Mr. Stead has been a director of Conexant since 1998. Mr. Stead has been executive chairman and chief executive officer of IHS, Inc. (software) since September 2006 and was chairman of the board of IHS, Inc. from December 2000 to September 2006. He currently serves as a director of Brightpoint, Inc. and Mindspeed Technologies, Inc.

Class I
Continuing for Director with Terms Expiring in 2012

Dwight W. Decker, age 59 — Mr. Decker been a director of Conexant since 1996 and served as its chairman of the board from December 1998 to August 2008, including as non-executive chairman from the end of February 2004 to November 2004 and from July 2007 to August 2008. He was chief executive officer of the company from January 1999 to February 2004 and again from November 2004 to July 2007. Mr. Decker was an employee of Conexant through the end of December 2009. He currently serves as a director of International Rectifier, Inc., Mindspeed Technologies, Inc., and Pacific Mutual Holding company.

F. Craig Farrill, age 57— Mr. Farrill has been a director of Conexant since 1998. Mr. Farrill was director, president and chief executive officer of Kodiak Networks, Inc. (wireless communications) from April 2003 to August 2007 and continues to be a director. He currently serves as a director and a corporate officer of the CDMA Development Group, a digital cellular technology consortium, which he founded in 1993.

Class III
Continuing Directors with Terms Expiring 2011

Matthew E. Massengill, age 48 — Mr. Massengill has been a director of Conexant since June 2008. He served as chairman of the board of Western Digital Corporation (computer storage devices) from November 2001 to March 2007. He was its chief executive officer from January 2000 to October 2005. He currently serves as a director of Western Digital Corporation, MicroSemi Corporation and GT Solar International, Inc.

Steven J. Bilodeau, age 51 — Mr. Bilodeau has been a director of Conexant since February 2004. He was the chairman of the board, chief executive officer, and president of SMSC (also known as Standard Microsystems Corporation) (semiconductors) from February 2000 to October 2008 and acting chief financial officer from May to October 2008. He is currently the non-executive chairman of the board of SMSC and also serves as a director of Cohu, Inc., Gennum Corporation and NuHorizons Electronics Corp.

D. Scott Mercer, age 58 — Mr. Mercer has been a director of Conexant since 2003. In April 2008 he was appointed as Chief Executive Officer and became Chairman of the Board in August 2008. Mr. Mercer is also a private investor, who served as interim chief executive officer of Adaptec, Inc. (computer technology services) from May 2005 to November 2005. Mr. Mercer currently serves as a director of Palm, Inc. and Polycom, Inc.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that each of the director nominees listed above and all other continuing directors are independent directors under applicable rules of The NASDAQ Stock Market, except for D. Scott Mercer who is an employee of the company. Dwight W. Decker is not an independent director because he was employed by the company within the past three years.

BOARD COMMITTEES AND MEETINGS

The standing committees of the Board of Directors of Conexant during fiscal 2009 were an Audit Committee, a Governance and Board Composition Committee, and a Compensation and Management Development Committee, each of which is comprised of non-employee directors who are independent directors within the meaning of the rules of The NASDAQ Stock Market and the Securities and Exchange Commission (SEC). The functions of each of these three committees are described below; committee charters are posted on Conexant’s website at http://ir.conexant.com. The current members of each of the Board committees are identified in the following table, each committee chairman being denoted with an asterisk. Conexant’s independent directors also hold regular meetings without members of management present. Mr. Massengill acts as the lead independent director at such meetings.

			Governance		Compensation
			&		&
			Board		Management
Director	Audit		Composition		Development

W. E. Bendush	X	*	X
S. J. Bilodeau	X		X		X
F. C. Farrill			X
B. S. Iyer	X		X	*	X
M. E. Massengill			X		X
J. L. Stead			X		X	*

*	Chairman

The Audit Committee, among other things, reviews the scope and effectiveness of audits of Conexant by its independent public accountants and internal auditors; appoints and oversees the independent public accountants for Conexant; reviews the audit plans of Conexant’s independent public accountants and internal auditors; reviews and approves, in advance, the fees charged and the scope and extent of any non-audit services performed by the independent public accountants; establishes procedures for the receipt, retention and treatment of anonymous and other complaints regarding Conexant’s accounting or auditing matters; reviews Conexant’s quarterly and annual financial statements before their release; reviews and approves the appointment or change of Conexant’s executive director of internal audit; reviews the adequacy of Conexant’s system of internal controls and recommendations of the independent public accountants and of the internal auditors with respect thereto; reviews and acts on comments and suggestions by the independent public accountants and by the internal auditors with respect to their audit activities; monitors compliance by Conexant’s employees with its standard of business conduct policies; meets with Conexant’s management to review any issues related to matters within the scope of the Audit Committee’s duties; and investigates any matter brought to its attention within the scope of its duties. The Audit Committee acts pursuant to a written charter. In the opinion of the Conexant Board of Directors, all current members of the Audit Committee are independent directors and each of them is a “financial expert” as defined by the SEC. The Audit Committee met thirteen (13) times during the 2009 fiscal year.

The principal functions of the Governance and Board Composition Committee are to develop and review at least annually Conexant’s governance guidelines; to develop an annual self-evaluation process for the Board and its committees and oversee the annual self-evaluations; to review the Board’s committee structure and recommend to the Board for its approval the directors to serve as members of each committee; to consider and recommend to the Board of Directors qualified candidates for election as directors of Conexant; to lead the search for qualified candidates who may be submitted by directors, officers, employees, stockholders and others; and periodically to prepare and submit to the Board of Directors for adoption the committee’s selection criteria for director nominees. The Governance and Board Composition Committee acts pursuant to a written charter.

Under the Governance and Board Composition Committee’s current Board selection criteria (included in the company’s Guidelines on Corporate Governance and posted on Conexant’s website at http://ir.conexant.com), director candidates are selected with a view to bringing to the Board a variety of experience and backgrounds. Directors should have high level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems. The committee seeks candidates of the highest character and integrity, and who have experience at or demonstrated understanding of strategy/policy setting and a reputation for working constructively with others. In addition, candidates should have sufficient time available to devote to Conexant in order to carry out their duties as directors. In fulfilling its responsibility to lead the search for qualified director candidates, the committee consults with other directors, as well as the chief executive officer and other senior executives of Conexant. The committee may also from time to time retain third party search firms to assist in identifying candidates. No such firm was retained by the committee during fiscal 2009. The committee will consider director candidates recommended by Conexant stockholders pursuant to the procedures described in “Other Matters — 2010 Stockholder Proposals or Nominations.” In the opinion of the Conexant Board of Directors, all current members of the Governance and Board Composition Committee are independent directors. The Governance and Board Composition Committee met four (4) times during the 2009 fiscal year.

The principal functions of the Compensation and Management Development Committee, or the Compensation Committee, are to recommend compensation and benefits for non-employee directors; to review and approve on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer; to determine the salaries of all executive officers and review annually the salary plan for other executives in general management positions; to review Conexant’s base pay, incentive compensation, deferred compensation and all stock-based plans; to review the performance of Conexant’s chief executive officer and oversee the development of executive succession plans; to review and discuss with management the “Compensation Discussion and Analysis” section included in this Proxy Statement and prepare and publish the Report of the Compensation Committee included in this Proxy Statement. The Compensation Committee takes input and advice from the chief executive officer and other members of senior management when reviewing and approving compensation and benefits. However, executives do not make recommendations with respect to their own pay. The Committee has the authority to retain the services of independent compensation consultants to assist it in its work. The Compensation Committee also has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate in its sole discretion. The Compensation Committee has not nor does it have any current intention to delegate any of its authority to a subcommittee. For more information on the responsibilities and activities of the Compensation Committee, including its processes of determining executive compensation, see the “Compensation Discussion and Analysis” section include in this Proxy Statement. The members of the Compensation Committee are ineligible to participate in any of the plans or programs administered by the Compensation Committee, except the Conexant Directors Stock Plan. In the opinion of the Conexant Board of Directors, all current members of the Compensation Committee are independent directors. The Compensation Committee met five (5) times during the 2009 fiscal year and acted by unanimous written consent one (1) time.

The Conexant Board of Directors held seven (7) meetings and acted by unanimous written consent five (5) times during the 2009 fiscal year. Each director is expected to attend each meeting of the Board and those committees on which he serves. No sitting director attended less than 75% of all the meetings of the Board and those committees on which he served in the 2009 fiscal year. In addition, Conexant’s independent directors held four (4) meetings during the 2009 fiscal year. Directors are expected to attend Conexant’s Annual Meetings of stockholders. All currently serving directors who were members of the Board of Directors as of the time of the 2009 Annual Meeting of Stockholders attended that meeting held on February 18, 2009, except for Dwight W. Decker and Jerre L. Stead. The Board of Directors has implemented a process for stockholders of Conexant to send communications to the Board. Any stockholder desiring to communicate with the Board, or with specific individual directors, may do so by writing to the Secretary of Conexant at 4000 MacArthur Boulevard, Newport Beach, CA 92660-3095, who has been instructed by the Board to forward promptly all such communications to the addressees indicated thereon.

Non-Employee Directors’ Compensation

Non-employee directors of Conexant receive a base retainer of $30,000 per year for Board service and an additional retainer for service on committees of the Board: an annual fee of $7,500 for service as a member of a committee or an annual fee of $15,000 for service as a committee chairman, except for the chairman of the Audit Committee, who receives $20,000. In addition, each non-employee director receives $1,500 per day for each Board meeting attended in person or by telephone. Each non-employee director also receives $1,000 for each committee meeting attended either in person or by telephone. On May 30, 2008, the Board of Directors amended the cash compensation program for independent directors to assist the company in the recruitment of new independent directors. Effective May 30, 2008 through the date of the company’s Annual Meeting of Shareowners on February 18, 2009, any new independent director appointed to the Board would receive a one-time supplemental cash payment of $50,000.

The Conexant Directors Stock Plan provides that upon initial election to the Board, each non-employee director will be granted an option to purchase 4,000 shares of Conexant common stock at an exercise price per share equal to the fair market value of Conexant common stock on the date of grant. The stock options will vest and become exercisable in four equal installments on the anniversary dates of each grant. In addition, following completion of six months of service on the Board, each continuing non-employee director is eligible to receive an option to purchase 1,000 shares following each Annual Meeting of Shareowners and an option to purchase an additional 1,000 shares approximately six months after that Annual Meeting date. These options also vest and become exercisable in four equal installments on the anniversary dates of each grant. There have been no option grants under the Directors Stock Plan since August 20, 2008.

On August 12, 2009, each non-employee director received a grant to 17,000 Restricted Stock Units (“RSU”s). These units will vest as shares of Conexant common stock after the non-employee director retires from service on the Board of Directors, provided that such retirement occurs more than one year after the date of grant. These RSUs were granted out of the company’s 2000 Non-Qualified Stock Plan.

Directors are also reimbursed for transportation and other expenses actually incurred in attending Board and Committee meetings.

The table below sets forth the compensation for the company’s directors for fiscal year 2009. The compensation paid to Mr. Mercer, our Chairman and Chief Executive Officer, as an employee, is presented in the Summary Compensation Table; his compensation for his services as a director is presented in the table immediately below.

Director Compensation for Fiscal Year 2009

		Stock Award	Option Award	All Other
	Fees Earned or	Grant Values	Grant Values	Compensation	Total
Name	Paid in Cash ($)	($)(1)	($)(2)	($)	($)

William E. Bendush	87,000	5,447	2,916	—	95,363
Steven J. Bilodeau	84,500	5,447	24,556	—	114,503
Dwight W. Decker(3)	—	—	—	—	—
F. Craig Farrill	52,000	5,447	17,628	—	75,075
Balakrishnan S. Iyer	93,000	5,447	78,921	—	177,368
Matthew E. Massengill	60,000	5,447	2,916	—	68,363
D. Scott Mercer(4)	—	—	16,862	—	16,862
Jerre L. Stead	65,000	5,447	17,628	—	88,075

(1)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2009 fiscal year for the fair value of restricted stock units (RSUs) granted to each of the directors in the table in fiscal 2009 in accordance with SFAS 123R. Each non-employee director, received 17,000 RSUs on August 12, 2009. The grant date fair market value of these RSUs for each director determined at the time of grant was $2.38 per share, which was the closing market price of Conexant Common Stock on the date of grant.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2009 fiscal year for the fair value of stock options granted to each of the directors in the table in fiscal 2009, as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the fiscal 2009 grants, see note 1 of the company’s financial statements in the Form 10-K for the year ended October 2, 2009, as filed with the SEC. For information on the valuation assumptions with respect to option grants made prior to fiscal 2009, see the note on Other Stock-Related information for the company’s financial statements in the Form 10-K for the respective year end. These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the directors.

(3)	Mr. Decker received no additional compensation for serving as a director during fiscal 2009 but was compensated as an employee of the company as described under “Employee Director’s Agreement” below.

(4)	Mr. Mercer was a non-employee director from October 2007 to April 14, 2008, when he became an employee and chief executive officer of the company. The amounts in this table reflect his director compensation expensed in fiscal year 2009 for the option grants he received prior to becoming an employee, stock awards he received as an employee are included in the Summary Compensation Table.

Employee Director’s Agreement

Dwight W. Decker.  On July 9, 2007, Mr. Decker resigned from his position as chief executive officer and continued to serve as non-executive chairman of the Board and an employee of the company by mutual agreement with the company (the Chairmanship Only Resumption) until August 14, 2008, when he stepped down as chairman of the Board. In accordance with the Agreement, his continued service was on terms substantially similar to those contained in the Prior Agreement. Mr. Decker was to serve as non-executive chairman of the Board for as long as he continued as a director of the company, but at least two years and four months from the date of his resignation as chief executive officer (i.e., the term remaining under the Prior Agreement at the time Mr. Decker resumed the position of chief executive officer). During the first four months following the Chairmanship Only Resumption, Mr. Decker was paid his base salary in effect at the time of his resignation as chief executive officer. Beginning November 9, 2007, for each of the two years of his employment following this four month period, Mr. Decker was to be paid $100,000. During the period following a Chairmanship Only Resumption, Mr. Decker was to be eligible for such annual performance bonuses, if any, as determined by the Board of Directors or the Compensation Committee. If during the first year following a Chairmanship Only Resumption, the company terminated Mr. Decker’s employment as non-executive chairman of the Board without “cause” or if he resigned for “good reason”, he would be entitled to the separation benefits described in the preceding paragraph, except that certain payments would be calculated using the base salary in effect at the time of his resignation as chief executive officer and other payments would be based on two times his annual target bonus. Following the first year, if the company terminated Mr. Decker’s employment without “cause” or if he resigned for “good reason”, he would be entitled to lesser separation benefits and the company would also pay him, as part of the cash lump-sum, any unpaid target bonus for the fiscal year in which his termination occurred. If Mr. Decker resigned from his position as non-executive chairman of the Board without “good reason”, all of his outstanding unvested equity awards would become fully vested and he would be able to exercise such awards for two years following his resignation.

Mr. Decker resigned as Chairman of the Board on August 14, 2008 but continues to serve as a director of the company. On December 4, 2008, the company and Mr. Decker entered into an employment agreement which replaced and superseded any previous employment arrangements or agreements between Mr. Decker and the company and its affiliates. The term of Mr. Decker’s employment agreement began on December 4, 2008 and concluded on December 31, 2009. Following that initial term, the agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. In exchange for his services, Mr. Decker will be paid an initial annual base salary of $100,000 through December 31, 2009. For future periods, Mr. Decker’s annual base salary will be determined by the Board of Directors or the Compensation Committee (and may be increased or decreased in their discretion). Through December 31, 2009, if the company grants equity awards to members of the Board, the company will grant Mr. Decker twice the number of equity awards, and in the same form, granted to other non-executive members of the Board during that time. Accordingly, on August 12, 2009, he received a grant of 34,000 RSUs. Thereafter, the company will grant Mr. Decker equity awards determined by the Board of Directors or Compensation Committee. Mr. Decker will be entitled to employee benefits such as health, dental, life and disability insurance and savings plan participation.

If Mr. Decker’s employment terminates for any reason, the company will promptly pay him any accrued but unpaid annual base salary (and any other unpaid amounts) through his termination date. If the company terminates the employment without “cause” (as defined in the agreement) before December 31, 2009, then the company will (i) continue to pay Mr. Decker his annual base salary through December 31, 2009 in accordance with the company’s normal payroll practices and (ii) continue to provide coverage under the company’s health insurance plan to Mr. Decker and his eligible dependents for up to 18 months following December 31, 2009. If Mr. Decker voluntarily terminates his employment, or the company terminates his employment without “cause,” on or before December 31, 2009, all unvested options to purchase company Stock, shares of restricted company Common Stock and restricted stock units held by Mr. Decker will become fully vested on his termination date and, all vested stock options may be exercised until the earlier of (A) the second anniversary of his termination date, and (B) the expiration date of such options set forth in the option award. If a change of control (as defined in the agreement, and which is substantially the same as under Mr. Mercer’s agreement described below) occurs on or before December 31, 2009 and the company terminates Mr. Decker’s employment on or before that date other than due to cause, disability or death, then (i) the company will pay to Mr. Decker a lump-sum payment of $300,000; (ii) the company will continue to provide coverage under the company’s health insurance plan to Mr. Decker and his eligible dependents for 18 months following termination; and (iii) all of his options, shares of restricted company Common Stock and restricted stock units will become fully vested on the termination date and all vested stock options may be exercised until (A) the earlier of the second anniversary of the termination date and (B) the expiration date of such options set forth in the option award. Mr. Decker is restricted from competing with the company (to the extent permitted by law) or soliciting employees or customers of the company during and for 12 months after the employment period.

On October 23, 2009, the company notified Mr. Decker that the term of his employment agreement was not being renewed beyond December 31, 2009. Mr. Decker’s last day of employment with the company was December 31, 2009. In accordance with the agreement, (1) the company paid Mr. Decker his base salary less applicable taxes and provided normal medical and dental benefits through December 31, 2009, (ii) the company will continue to provide coverage under the company’s health insurance plan to Mr. Decker and his eligible dependents for 18 months following his termination of employment; and (iii) all of Mr. Decker’s outstanding and unvested options, shares of restricted company Common Stock and restricted stock units became fully vested on the termination date and all vested stock options may be exercised until the earlier of (A) the second anniversary of such termination date and (B) the expiration date of such options set forth in the option award.

Executive Officers

The name, age, office and position held with Conexant, and principal occupations and employment during the past five years of each of the executive officers of the company are as follows:

D. Scott Mercer, age 58 — See “Information as to Nominees for Directors and Continuing Directors” for Mr. Mercer’s biographical information.

Christian Scherp, age 44 — Mr. Scherp has served as co-president of Conexant since June 2009. From April 2008 to June 14, 2009 he was president of the company. From June 2005 to April 2008 he was senior vice president of worldwide sales. From May 2004 to June 2005 Mr. Scherp was the vice president and general manager of the wireless/wireline communications group at Infineon Technologies of North America (semiconductors and related devices).

Sailesh Chittipeddi, age 47 — Mr. Chittipeddi has served as co-president of Conexant since June 2009. He served as executive vice president global operations and chief technology officer of Conexant from April 2008 to June 14, 2009. From June 2006 to April 2008, he served as senior vice president of global operations. From 2001 to 2006 he served as a director in the global operations organization at Agere Systems, Inc. (semiconductors and related devices).

Jean Hu, age 46 — Ms. Hu has served as chief financial officer, treasurer and senior vice president, business development, of Conexant since June 2009. From December 2008 to June 2009 she served as chief financial officer and senior vice president, business development. From February 2006 to December 2008 she served as senior vice president, strategy and business development. From February 2004 to February 2006 she served as vice president, strategy and business development.

Mark D. Peterson, age 47 — Mr. Peterson has served as senior vice president, chief legal officer, and secretary of Conexant since March 2008.  From August 2007 to March 2008 he served as senior vice president, general counsel, and secretary of Targus Group International, Inc. (mobile computing accessories). From October 1997 to August 2007 he served in various senior roles, including senior vice president, general counsel, and secretary at Meade Instruments Corp. (consumer and industrial optical instruments and equipment).

Report of the Audit Committee

The Audit Committee has furnished the following report on Audit Committee matters:

The Audit Committee operates under a written charter adopted by the Board of Directors. It is available on the company’s website at http://ir.conexant.com. The charter was last amended effective on May 14, 2008. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Audit Committee consists entirely of independent directors, as defined under applicable rules of The NASDAQ Stock Market, and each member is an “audit committee financial expert” as defined by Securities and Exchange Commission (“SEC”) rules.

The Audit Committee has reviewed and discussed the written disclosures and letter from Deloitte & Touche LLP (“Deloitte & Touche”), the company’s independent auditors, as required by the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche its independence from Conexant. Non-audit services provided by Deloitte & Touche were considered in evaluating its independence. Based upon this review and the representations by the independent auditors, the Audit Committee satisfied itself as to the independence of Deloitte & Touche.

The Audit Committee also reviewed and discussed with Deloitte & Touche the matters required to be discussed pursuant to Rule 2-07 of SEC Regulation S-X and the results of the examination of the company’s consolidated financial statements for fiscal year 2009. The Audit Committee also reviewed and discussed the results of internal audit examinations and reviewed and discussed the audited financial statements with management. Based on the reviews and discussions, the Audit Committee recommended to the Board of Directors that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal year 2009.

The Audit Committee also reviewed and discussed management’s report on its assessment of the effectiveness of internal control over financial reporting as of October 2, 2009 and the report from Deloitte & Touche on the effectiveness of the company’s internal control over financial reporting as of October 2, 2009. Based upon the reviews and discussions with management, the company’s internal auditors and Deloitte & Touche, the Audit Committee approved the inclusion of management’s report on its assessment of the effectiveness of internal control over financial reporting and the report from Deloitte & Touche as of October 2, 2009 in the company’s Annual Report on Form 10-K for fiscal year 2009.

The Audit Committee also has selected Deloitte & Touche as the independent registered public accounting firm for fiscal year 2010. The Board is recommending that stockholders ratify this selection at the Annual Meeting.

Audit Committee

William E. Bendush, Chairman
Steven J. Bilodeau
Balakrishnan S. Iyer

Compensation Discussion and Analysis

The following discusses the material elements of the compensation programs for the company’s principal executive officer, principal financial officer and other executive officers identified in the Summary Compensation Table in this proxy statement (collectively the “named executive officers” or “NEOs”). The information presented includes a discussion of the overall objectives of the company’s compensation programs and each element of compensation provided to the NEOs. Ms. Roscher, formerly our senior vice president and chief financial officer, terminated employment with us on January 2, 2009 and is generally not included as an NEO in the following discussion except as expressly noted.

The Compensation and Management Development Committee

The Compensation Committee evaluates and approves the company’s compensation programs and policies applicable to the named executive officers, including determining all components of compensation to be paid to the named executive officers and administering the company’s stock plans (including reviewing and approving equity grants to executive officers), and also periodically reviews the compensation of other senior executive officers who have significant managerial responsibility. The Compensation Committee also assists the Board of Directors in developing and evaluating executive positions and overseeing executive performance and succession. A more detailed description of the Compensation Committee’s composition, function, duties and responsibilities is set forth in this proxy statement under “Board Committees and Meetings”.

Guiding Principles and Compensation Objectives

The company believes that executive compensation should be based on a “pay-for-performance” philosophy that rewards executives for performance and focuses management on critical short-term and long-term objectives. The company’s compensation programs are intended to link a substantial portion of each executive’s total compensation opportunity to individual performance, business unit performance (where applicable), the company’s overall business and financial performance and increases in stockholder value. The company believes that this type of performance-based compensation is appropriate for the company’s business and industry and provides the flexibility necessary to achieve the primary objective of attracting, motivating and retaining key talent for the company’s senior management, other executive officers and employees generally while protecting the interests of our stockholders.

The company seeks to provide executive compensation that is competitive in its industry in order to attract, motivate and retain quality talent through a combination of:

•	base salary;

•	a variable pay opportunity linked to short-term performance; and

•	equity compensation opportunities linked to longer-term increases in stockholder value.

The mix of compensation elements is designed to reward recent results and motivate long-term performance. A key objective of the company’s compensation programs is to achieve sustained year-over-year performance by requiring that executive officers and other key members of senior management have a significant portion of their compensation tied to stockholder value. At the senior executive level, this is done by providing an equity stake in the company, which serves as a major attraction for new management talent and ties their performance directly to stockholder performance. Equity awards are also used as an inducement for the hiring of new executives as well as to retain existing key employees. There are many factors, both internal to the company and external in the marketplace, which are considered when designing and implementing the company’s compensation programs. The flexibility of our program based on the Compensation Committee’s judgment has been a critical part of the program. The flexibility in our program provides the ability to attract qualified executives in the current employment market.

Role of Compensation Consultant

Periodically, the company, through its human resources department, has discussed with Semler Brossy Consulting Group, LLC the design of programs that affect senior executive officer compensation. Semler Brossy provides market intelligence on compensation trends along with general views on specific compensation programs designed by the company’s human resources personnel and management, with the oversight of the Compensation Committee. Semler Brossy is directed by management, and upon request will provide analysis which is provided to the Compensation Committee for their review and consideration. The work and analysis completed by Semler Brossy, in regards to a request by the Committee, is provided to the Committee as it was presented by Semler Brossy. This is so the Committee can have the full data and analysis in its entirety as submitted by the consultant. In the event the consultant and management have differing views, the Committee is provided with the consultant materials as well as the management perspective prior to making a decision. The Committee retains the right to hire and independently direct the work of an outside consultant at anytime and at its sole discretion. The company’s named executive officers have not participated in the selection of any particular compensation consultant. Except for the foregoing, the company does not receive any other services from Semler Brossy.

Determining Compensation Levels

Our chairman and chief executive officer and the senior vice president, human resources, provide information and context to assist the Compensation Committee in reaching compensation and development decisions with respect to the named executive officers other than the chairman and chief executive officer. The other named executive officers do not play a role in their own compensation determination, other than discussing individual performance objectives with the chairman and chief executive officer.

Based on the Compensation Committee’s assessment of (1) data from industry peers and national surveys, (2) reports of independent compensation consultants who may from time to time advise the Compensation Committee and (3) performance judgments as to the past and expected future contributions of individual executive officers, the Compensation Committee establishes base salaries, short-term annual incentives and long-term incentives for each named executive officer. For each individual named executive officer, each component of compensation is generally targeted to be near the median of the competitive data for comparable positions at similar companies. However, the Compensation Committee may use its discretion to set any one or more of the components of compensation at levels higher or lower than the median depending on its assessment of an individual executive’s role, responsibilities and performance, internal pay equity within the company and the company’s need to attract qualified individuals from the external market.

Use of External Survey Data

In establishing compensation levels for executive officers, the Compensation Committee considers executive compensation levels of U.S.-based semiconductor and other high technology companies, including companies of similar size, scope, competitors for talent and industry, to the company. While there is no specific formula used to establish executive compensation, the Compensation Committee considers the total compensation (earned or potentially available) of the executive officers in establishing each component of compensation. For fiscal 2009, the Compensation Committee used the proprietary Radford High Tech survey database which provides data specific to the high technology and semiconductor industry compensation practices to review pay levels for the named executive officers as well as for other select executives being reviewed by the Compensation Committee. In February 2009, when reviewing the compensation elements for the chairman and chief executive officer, an independent study of proxy peer data was conducted. Although there is no set peer group used to determine pay, the following group of comparable semiconductor companies was used for comparison purposes for this study.

Atheros Communications, Inc.	PMC-Sierra, Inc.
Cirrus Logic, Inc.	RF Micro Devices, Inc.
DSP Group, Inc.	Silicon Image, Inc.
Integrated Device Technologies, Inc.	Silicon Laboratories, Inc.
Intersil Corporation	Silicon Storage Technology, Inc.
Microsemi Corporation	Skyworks Solutions, Inc.
Mindspeed Technologies, Inc.	Standard Microsystems Corporation
OmniVision Technologies, Inc.	Zoran Corporation

While market survey data is a reference point for decisions on compensation, the company also relies on the recommendations of management and the judgment of the Compensation Committee regarding appropriate pay levels for the company’s executive officers. As outlined below with respect to specific elements of compensation, other factors which may be considered include, but are not limited to, internal pay equity, achievement of business objectives and performance over the prior year, size and scope of current and future responsibilities, long-term potential to enhance stockholder value, individual pay history, and organizational leadership.

Elements of Compensation During Fiscal 2009

Base Salary

Annually, the Compensation Committee reviews the base salaries of each of the company’s named executive officers in the context of individual and company performance, market survey data, the company’s overall ability to pay, internal equity, contractual arrangements, the experience level and contribution of the executive to the company, and other factors.

In February 2009, the Compensation Committee reviewed the competitiveness of the chairman and chief executive officer’s base salary based on proxy peer data and Radford survey data identified above. With the recent downturn in the overall market around this time frame and the survey data, the Compensation Committee decided not to adjust Mr. Mercer’s base salary levels. Mr. Mercer’s salary remains $550,000 per year as stated in his employment agreement, which has been in effect since his date of hire (April 14, 2008). In August 2009, the base salaries of all other named executive officers were reviewed in comparison to the Radford survey database. Based on the recent promotion of Mr. Chittipeddi to president in July 2009, the Compensation Committee increased his salary from $300,000 to $375,000. In August 2009, the Compensation Committee reviewed and increased Ms. Hu’s base salary from $325,000 to $350,000 in light of her promotion to chief financial officer and senior vice president, business development in December 2008 and treasurer in July 2009. In addition, the Compensation Committee reviewed the salaries of the other named executive officers, Mr. Scherp, president, with a base salary of $375,000 and Mr. Peterson, senior vice president, chief legal officer & secretary, with a base salary of $312,500 and no changes were made at this time. The annual base salaries for the named executive officers as in effect at fiscal year end 2009 were as follows:

Name	Annual Base Salary

D. Scott Mercer	$550,000
Christian Scherp	$375,000
Sailesh Chittipeddi	$375,000
Jean Hu	$350,000
Mark D. Peterson	$312,500

Short-Term Incentive Compensation

In November 2008, the Compensation Committee adopted the company’s fiscal 2009 annual bonus plan named the 2009 Performance Incentive Plan (“2009 Plan”). The 2009 Plan serves as a framework under which target bonuses were established for the named executive officers. However, the 2009 Plan does not include any specific performance goals that need to be achieved before bonuses are paid under the plan. As described below, bonuses under the 2009 Plan are determined by the Compensation Committee in its discretion.

In April 2008, the bonus targets for Mr. Mercer, Mr. Scherp, Mr. Chittipeddi, Ms. Hu and Mr. Peterson were set by the Compensation Committee in their respective employment agreements. In addition, Mr. Mercer was guaranteed a fiscal 2009 bonus amount of not less than $250,000 as part of his employment agreement. In August 2009, with Mr. Chittipeddi’s promotion to the role of president, his bonus target was increased from 70% to 80% of salary. Also in August 2009, Ms. Hu’s bonus target was increased from 60% to 70% of base salary to reflect her additional responsibilities as described above and for internal equity. The target bonuses (as a percentage of each named executive officer’s base salary) for the named executive officers for fiscal 2009 are as follows:

Name	Target Bonus for FY2009

D. Scott Mercer	100%
Christian Scherp	80%
Sailesh Chittipeddi	80%
Jean Hu	70%
Mark D. Peterson	60%
Karen L. Roscher*	60%

*	Ms. Roscher’s employment with the company terminated on January 2, 2009 and she was not eligible for a fiscal 2009 bonus award.

The company’s short-term incentive program for fiscal 2009 was a broad-based annual employee bonus plan. This plan is a discretionary cash-based plan under which certain indicators of the company’s performance may be considered by the Compensation Committee, including, but not limited to: revenue growth, operational profitability, attainment of strategic business development goals and affordability to the company. The amount available for payments under this year’s annual bonus plan, or incentive pool, was not metrics based, but based on the discretion of the Compensation Committee for fiscal year 2009. Each executive officer is eligible to receive an annual bonus award based upon the executive’s target bonus, the executive’s individual performance during the fiscal year and the size of the incentive pool that the Compensation Committee approves for the fiscal year. The Compensation Committee, in its sole discretion, may increase or decrease the size of the incentive pool considering all then existing market conditions and other circumstances that it deems relevant. The actual payout of an award for the named executive officers may be further adjusted by the Compensation Committee in its discretion to reflect individual performance. The annual bonus plan is generally cash-based, but the company has in the past used restricted stock and performance share awards that vested upon achievement of operational and financial targets.

In November 2009, the Compensation Committee reviewed the company’s overall performance, the weakness in the overall global economic business environment and the company’s cash flow, and determined no payout would be made under the 2009 Plan, except that Mr. Mercer received $300,000 (of which $250,000 was the minimum guaranteed amount per his employment agreement). This amount is the same amount he received in fiscal 2008. The determination of the bonus award and amount was made following the annual performance review process conducted by the Compensation Committee regarding the fiscal 2009 performance of the chairman and chief executive officer. The Compensation Committee evaluated Mr. Mercer’s performance in a variety of areas including the overall vision, direction, strategy and operational plans implemented, leadership and effectiveness of his management and relationships with stakeholders of the company and made the decision to pay the bonus award based on his achievement in these areas which was above expectations.

For the fiscal year 2010 annual cash bonus program, the Compensation Committee adopted the Management Incentive Plan (“MIP”), on October 29, 2009. All named executive officers are eligible to participate in the MIP as well as well as such other employees as determined by the chairman and chief executive officer. Each eligible employee, including the named executive officers, is eligible to receive a bonus award based upon the employee’s bonus target, the employee’s performance during fiscal 2010, and the size of an incentive pool that the Committee approves for the payment of bonuses. Semiannually, the Committee, in its sole discretion, will determine the size of the incentive pool. In exercising its discretion to determine the size of the incentive pool, if any, the Committee will consider all circumstances then existing that it deems relevant, including, but not limited to, the achievement of certain fiscal 2010 core operating profit goals, market conditions, forecasts and anticipated expenses to be incurred or payable during fiscal 2010. Although the plan is discretionary as in the past, the main objective for the year will be the attainment of core operating income, which is a non-GAAP based measure. The Compensation Committee believes that the attainment of core operating income levels provides the appropriate measure for funding the 2010 bonus plan and creating the appropriate line of sight measurement to incent both growth and operational effectiveness for the management team. The Compensation Committee, in its sole discretion, may increase or decrease individual awards from the target levels, based on individual performance and available incentive pool. There are currently no named executive officers that have a guaranteed award level under this program.

The following describes other cash bonuses paid to named executive officers during fiscal year 2009:

On May 13, 2009, the Compensation Committee, in recognition of the current outstanding level of performance by Mr. Mercer, the company’s chairman and chief executive officer, and the importance of his continuing role in providing guidance and leadership to enhance the company’s strategic position, approved a discretionary, one-time cash bonus of $250,000 for Mr. Mercer, which was paid in May 2009.

On August 26, 2009, the company approved a one-time cash incentive award of $150,000 to Ms. Hu, chief financial officer, treasurer, and senior vice president, business development, and $100,000 to Mr. Peterson, senior vice president, chief legal officer and secretary, in recognition of their efforts in connection with the company’s sale of the Broadband Access business unit.

All three one-time spot awards are consistent with the company’s practice of recognizing outstanding performance and rewarding it with a meaningful award. The Compensation Committee and the company believe that the efforts of all three executives directly led to the successful achievement of the company’s strategy to sell the Broadband Access business unit.

The company has also provided each of the named executive officers other than Mr. Mercer with retention bonuses under their respective employment agreements, which are subject to repayment if the executive voluntarily terminates employment or if his or her employment is terminated by the company for cause within a specified period after the bonus is paid. On April 23, 2009 the company and Mr. Peterson entered into an amendment to his employment agreement to accelerate the vesting date of his retention bonus to April 30, 2009, which was consistent with the dates for the retention awards for the other named executive officers. In general, the company considers these retention bonuses an effective means of attracting and retaining executives, and the Compensation Committee retains the flexibility to award these bonuses as it deems appropriate from time to time.

Also included in the Summary Compensation Table, in the bonus column are Refresh & Renew awards. This is a broad-based recognition program available to all employees. The program is designed to recognize specific individual or team accomplishments that include an extensive commitment of time over an extended period. Conexant will reimburse the employee for actual expenses incurred and pay the associated taxes related to the payment.

On November 11, 2009 and subsequent to the end of fiscal 2009, the Compensation Committee awarded Mr. Chittipeddi a cash retention award in the amount of $100,000. This award is in recognition of his operational efforts on the Broadband Access business unit sale, recent outstanding company performance on margin percentage, inventory turns, and to encourage his continued performance in these areas over the next year as the operations and execution leader of the company. This retention award will be deemed earned one year from the date of grant. Earning the award is contingent upon Mr. Chittipeddi’s remaining continuously employed with the company or one of its subsidiaries through

November 11, 2010. If his employment with the company is terminated, either voluntarily or for “cause”, prior to November 11, 2010, the bonus will not have been earned and he will pay back the amount of the award net of taxes and withholding. In the event that the company terminates his employment for any reason other than for cause, he will be entitled to the award, which will be deemed earned immediately.

Long-Term Incentive Compensation

The company has a long-term incentive program that we believe provides a direct link between employee incentives and the creation of additional stockholder value. The company believes long-term incentive grants for executive officers and key employees are an important element of compensation in the semiconductor industry.

However, during fiscal year 2009, the company was in the midst of the global economic downturn, the divestiture of a second business unit within two years, significant operating expense reductions and working to improve the capital structure and financial performance. As a result, management and the Compensation Committee agreed that it would be appropriate not to provide a broad-based equity award to executives and other employees during this time of transition and change. The “Grants of Plan-Based Awards Table — Fiscal Year 2009” in this proxy statement indicates that no equity award grants were made to the named executive officers during fiscal 2009.

Historically, long-term incentive compensation is delivered through the grant of stock options (and in certain cases, restricted stock units or performance shares) to executive officers and most employees. Performance share awards and restricted stock units (“RSUs”) have also been used on a selective basis to provide retention awards for named executive officers and key employees. These awards have been used as selective retention awards because the awards have value regardless of future stock price appreciation but still help to link the recipient’s interests with those of our stockholders, since the ultimate value of the awards is dependent upon stock price.

Since the beginning of fiscal 2009 the ability to grant awards under our 1999 Long-Term Incentives Plan and the 2000 Non-Qualified Stock Plan has lapsed. Over the past 24 months, knowing that the ability to grant shares was ending, the company has been preparing to make the request to stockholders described in this proxy for approval of a new 2010 Equity Incentive Plan (“Stock Plan”) to be used for future equity and performance cash awards to employees and Directors. The company has reviewed the plan with internal and external counsel and received advice from Risk Metrics and we have been advised that the Stock Plan request will pass the quantitative test requirements. The company and the Compensation Committee feel strongly that having this Stock Plan in place with the ability to grant stock awards on an ongoing basis is critical to attract, retain and motivate key employees and aligns their interests with those of the stockholders.

The Compensation Committee determines all material aspects of the long-term incentive awards — who receives an award, the amount of the award, the grant price of the award, the timing of the awards as well as any other aspect of the award they may deem material, taking into account many factors and subject to the terms of the applicable stock plan. In addition to competitive market data, the Compensation Committee considers the number of shares of Conexant common stock outstanding, the amount of equity incentives currently outstanding and the number of shares available for future grant under the stock plans. Individual executive stock option awards may be based on many individual factors such as relative job scope and contributions made during the prior year and the number of shares held by the executive officer.

Since the end of the fiscal year 2009 and the conclusion of the company’s restructuring strategy, on October 29, 2009, the Compensation Committee approved a one-time grant of RSUs to the named executive officers. The grant was made on November 2, 2009 from the 2000 Non-Qualified Stock Plan. The intent of the grant was to stake the management team that are expected to be a part of the ongoing company with Conexant shares and aligned with the interests of stockholders. It was also important to the Committee that these awards had meaningful award values and timeframes associated with the grants that would create retentive value linked to share price. To accomplish this goal the RSU grant was not made broadly to all employees, it was focused on the named executive officers, management and key employees in the company, which the company also believes is a more prevalent practice in the market place. This is a one-time grant and not necessarily reflective of the ongoing annual grant practices or equity plan designs of the company. A major factor in the equity and overall compensation practices of the company over the next few years will be the outcome of the request for additional shares and new Stock Plan being requested with this proxy. Having these shares available to grant will allow the Compensation Committee the same tools available to all other peer and semiconductor companies so that Conexant can continue to attract, retain and reward key employees and management.

The following describes other awards provided to named executive officers subsequent to fiscal year 2009:

On October 29, 2009, the Committee approved the making of a grant of RSUs on November 2, 2009 to the company’s named executive officers. Mr. Mercer received 425,000 RSUs; Messrs. Chittipeddi and Scherp, the co-presidents, each received 200,000 RSUs; Ms. Hu received 175,000 RSUs; and, Mr. Peterson received 125,000 RSUs. The RSUs granted to Messrs. Mercer, Chittipeddi and Scherp will vest on November 2, 2011; half of the RSUs granted to Ms. Hu and Mr. Peterson will vest on November 2, 2010 and the remainder will vest on November 2, 2011.

In addition to encouraging stock ownership through equity awards, beginning in 2010 the company will also provide certain of its employees (excluding the named executive officers) the opportunity to own Conexant common stock through the company’s Employee Stock Purchase Plans (“ESPPs”). The ESPPs allow participants to elect to use their compensation to buy Conexant common stock at a 15% discount of the market price with up to 15% of their salary and bonuses (subject to certain legal and other limitations). This program was suspended in 2009, but is being reinstated during 2010. In prior programs, the named executive officers have been eligible, however to make the program more meaningful for the broad based employees, management has been excluded from participating at this time.

Perquisites

The company provides executive perquisites including financial planning and tax preparation services, physical examinations, and club memberships. In late 2007, the club membership perquisite was eliminated for the named executive officers. During fiscal 2008, the company also eliminated the financial planning perquisite provided to the named executive officers and other selected executives. As of the end of fiscal year 2009, the only perquisite program for which all named executive officers are still eligible is the annual physical exam. The company believes it is important to continue to assist the senior executive team in annually reimbursing executives for completing their physical exam. In addition, it is in the company’s best interests and those of the stockholders to have a fully functioning and attending executive team.

Pursuant to their employment agreements, Mr. Mercer and Mr. Scherp are provided payments of $10,000 and $7,500 per month (subject to applicable taxes), respectively, for living and transportation expenses. These payments have been provided to attract these executives for assuming their current roles and in lieu of other relocation expenses. Details of the perquisite values for fiscal year 2009 for all named executive officers can be found in the footnotes to the “Summary Compensation Table — Fiscal Years 2009, 2008, and 2007.”

Severance and Change of Control Benefits

Severance and change of control benefits are designed to facilitate the company’s ability to attract and retain executives as it competes for talented employees in a marketplace where such protections are commonly offered. The severance and change of control benefits found in the named executive officers’ employment agreements are designed to encourage employees to remain focused on our business in the event of rumored or actual fundamental corporate changes. These benefits include continued base salary payments and certain health and welfare benefits, acceleration of the vesting of outstanding equity-based awards, such as options and RSUs (in certain cases without regard to the satisfaction of any time-based requirements or performance criteria), extension of post-termination exercise periods for options and, in certain cases, tax gross-ups for certain excise taxes.

Termination Provisions.  The employment agreements with the named executive officers provide severance payments and other benefits in an amount the company believes is appropriate, taking into account the time it is expected to take a separated employee to find another job. The payments and other benefits are provided because the company considers a separation to be a company-initiated termination of employment that under different circumstances would not have occurred and which is beyond the control of a separated employee. Accordingly, in certain cases, separation benefits are payable to a named executive officer following a constructive termination of the executive’s employment under circumstances which the company considers to be equivalent to an actual termination by the company. Separation benefits are intended to ease the consequences to an employee of an unexpected termination of employment. The company also benefits by requiring a general release from separated employees. In addition, the company has included post-termination non-compete and non-solicitation covenants in certain individual employment agreements.

The company considers it likely that it will take more time for higher-level employees to find new employment, and therefore senior management generally is paid severance for a longer period than is provided to other employees. Additional payments may be permitted in some circumstances as a result of individual negotiations with executives, especially where the company seeks particular non-disparagement, cooperation with litigation, noncompetition, non-solicitation and similar terms.

In August 2009, the Compensation Committee approved and effectuated amended employment agreements with Messrs. Scherp, Chittipeddi, Peterson and Ms. Hu. The amendments revised their current employment agreements so that the management team’s interests are aligned so that executives continue to make selfless decisions which are in the best interests of the company and stockholders. See the descriptions of the individual employment agreements with the named executive officers under “Employment and Separation Agreements” for additional information.

Retirement Benefits

Conexant does not sponsor a defined benefit pension plan for any U.S. employee. For all U.S. employees, including the named executive officers, the company provides a 401(k) Retirement Savings Plan with company matching contributions as the only qualified retirement plan. During 2009, the company suspended the company match which was 4% of base salary for each 6% of an employee’s contribution up to the statutory qualified plan limits. During 2010 the company will be reinstating the company match for most employees; with an employee contribution of 6%, the plan will provide a maximum company match of 2% of base salary up to the statutory qualified plan limits. The company’s named executive officers and certain members of management are eligible to participate in the company’s retirement programs; however, these individuals are not eligible for the company match in the program. The intent of the change is to take steps to return to a retirement plan where the company encourages retirement savings with a company match which is a competitive part of benefits and is provided in the semiconductor industry. The company believes it was more important to exclude management from participation and create a more meaningful benefit for the majority of employees, then including the management in the company match and having a lesser benefit provided to all eligible employees. The company also believes that management, including the named executive officers, has a greater ability (versus the broader population) to fund retirement through other compensation vehicles including equity award participation, especially during economic downturns as the global economy experienced in fiscal 2009. The company will continue to review the design and company match contribution based on competitiveness, the need to attract employees at all levels and the company’s ability to fund the program.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that may be deducted by the company in any year with respect to each of the company’s chief executive officer and the next three most highly compensated officers, not including the chief financial officer. Certain performance-based awards granted under a plan that has been approved by stockholders are not subject to the deduction limit. Although certain awards under the company’s stock-based plans constitute performance-based compensation not subject to the deduction limit under section 162(m), certain other awards under the plans, such as restricted stock, will not qualify for this exemption. Since the Compensation Committee retains discretion with respect to base salaries and certain other compensation awards, those elements would not qualify as “performance based” compensation for section 162(m) purposes. It is the Compensation Committee’s objective that, so long as it is consistent with its overall business, compensation and retention objectives, Conexant will, to the extent reasonable, endeavor to keep executive compensation deductible by Conexant for U.S. federal income tax purposes.

Report of the Compensation and Management Development Committee

The Compensation and Management Development Committee (the “Compensation Committee” or the “Committee”) has reviewed and discussed the “Compensation Discussion and Analysis” section of the proxy statement with management of Conexant, and based on this review and discussion, recommended to the Board of Directors of Conexant that such “Compensation Discussion and Analysis” be included in the Conexant proxy statement for the 2010 Annual Meeting of Stockholders for filing with the SEC.

Compensation and Management Development Committee

Jerre L. Stead, Chairman
Steven J. Bilodeau
Balakrishnan S. Iyer
Matthew E. Massengill

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members whose names appear on the Report of the Compensation and Management Development Committee above were committee members during all of fiscal 2009. No one who served on the Compensation Committee at any time during fiscal 2009 is or has been an executive officer of Conexant or had any relationships requiring disclosure by Conexant under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the 2009 fiscal year.

Executive Compensation

Summary Compensation Table — Fiscal Years 2009, 2008 and 2007

The following table sets forth the total compensation earned or paid to our principal executive officer, principal financial officer and other named executive officers, who served in such capacities during fiscal year 2009 for services rendered in fiscal years 2009, 2008 and 2007.

										Non-Equity
						Stock		Option		Incentive Plan		All Other
		Salary(1)		Bonus		Awards		Awards		Compensation		Compensation(*)
Name and Principal Position	Fiscal Year	($)		($)		($)		($)		($)		($)	Total ($)

D. Scott Mercer	2009	550,000		250,000	(2)	550,385	(3)	—		300,000	(2)	122,322	1,772,707
Chairman of the board and	2008	253,846		—		509,614		—		300,000		126,444	1,189,904
chief executive officer
Christian Scherp	2009	375,000		—		86,678	(3)	163,859	(4)	—		102,164	727,701
President	2008	329,231		675,000		184,572		243,961		224,523		70,967	1,728,254
	2007	290,000		—		—		166,093		120,389		27,030	603,512
Sailesh Chittipeddi	2009	325,962	(6)	4,151	(7)	86,678	(3)	158,691	(4)	—		2,661	578,143
President (5)	2008	290,000		558,079		262,072		246,697		60,000		11,795	1,428,643
	2007	254,808		40,817		—		151,557		—		13,233	460,415
Jean Hu	2009	311,154		172,206	(9)	65,094		66,835		—		5,949	621,238
Chief financial officer, treasurer and senior vice president, business development (8)
Mark D. Peterson	2009	312,500		114,804	(10)	37,500	(3)	83,917	(4)	—		4,338	553,059
Senior vice president, chief	2008	165,865		475,000		20,192		37,619		100,000		4,257	802,933
legal officer and secretary
Karen L. Roscher	2009	94,822	(12)	570,000	(13)	251,542	(3)	423,100	(4)	—		4,174	1,343,638
Former senior vice president	2008	325,000		78,919		216,146		307,803		100,000		9,809	1,037,677
and chief financial	2007	18,750		150,000		15,163		16,095		—		—	200,008
officer (11)

*	See supplemental table (A).

(1)	Includes amounts the executive elected to defer to the company’s Retirement Savings Plan.

(2)	Includes a bonus payment of $250,000 to Mr. Mercer for key accomplishments in fiscal year 2009 as determined by the Compensation and Management Development Committee of the Board of Directors and a bonus payment of $300,000 made under the 2009 Performance Incentive Plan of which $250,000 was the minimum guaranteed bonus payable to Mr. Mercer for fiscal year 2009 per his employment agreement.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2009 fiscal year for the fair value of time-vesting and performance restricted stock units (RSUs) and performance share awards granted to certain named executive officers in fiscal 2009, as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock awards granted to the Named Executive Officers were forfeited during fiscal 2009. For time-vesting RSUs, fair value is calculated using the closing price of Conexant stock on the date of grant. For additional information, refer to note 1 of the Conexant financial statements in the Form 10-K for the year ended October 2, 2009, as filed with the SEC. The performance RSUs are subject to market conditions and the performance share awards are subject to performance conditions, as described in the CD&A. In measuring fair value, SFAS 123R distinguishes between vesting conditions related to the company’s stock price (market conditions) and other non-stock price related conditions (performance conditions). Market conditions, such as those in the performance RSUs that are tied to Conexant’s total stockholder return, reduce the grant-date fair value under SFAS 123R; performance conditions, such as those in the performance share awards that are tied to non-stock measures, such as Conexant’s operating performance, do not reduce the grant-date fair value under SFAS 123R but are evaluated at the end of each reporting period and may be adjusted for changes in operating performance. This amount reflects the company’s accounting expense for the performance RSUs and performance share awards, and does not correspond to the actual value that will be recognized by the named executive officer, which depends solely on the achievement of specified performance objectives over the performance period.

(4)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2009 fiscal year for the fair value of stock options granted to each of the named executive officers in fiscal 2009, as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No option awards granted to the Named Executive Officers were forfeited during fiscal 2009. For additional information on the valuation assumptions with respect to the fiscal 2009 grants, refer to note 1 of the company’s financial statements in the Form 10-K for the year ended October 2, 2009, as filed with the SEC. For information on the valuation assumptions with respect to option grants made prior to fiscal 2009, see the note on Other Stock-Related information for the company’s financial statements in the Form 10-K for the respective year-end. See the Grants of Plan-Based Awards Table for information on options granted in fiscal 2009. These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(5)	Mr. Chittipeddi was promoted to president on July 15, 2009.

(6)	Includes $17,308 paid to Mr. Chittipeddi in lieu of vacation.

(7)	Represents $4,151 paid for relocation expenses incurred.

(8)	Ms. Hu became chief financial officer and senior vice president, business development on December 15, 2008, and chief financial officer, treasurer and senior vice president, business development on July 15, 2009.

(9)	Includes a one-time bonus of $150,000 paid in connection with Ms. Hu’s contributions to the divestiture of the company’s Broadband Access business unit in her role as chief financial officer and a bonus payment of $22,206 made under the company’s “Refresh and Renew” award program.

(10)	Includes a one-time bonus of $100,000 paid in connection with Mr. Peterson’s contributions to the divestiture of the company’s Broadband Access business unit in his role as chief legal counsel and a bonus payment of $14,804 made under the company’s “Refresh and Renew” award program.

(11)	Ms. Roscher was formerly senior vice president and chief financial officer of the company. Ms. Roscher’s employment with the company terminated on January 2, 2009.

(12)	Includes $6,133 paid to Ms. Roscher in lieu of vacation.

(13)	Represents a separation payment of $570,000 in accordance with Ms. Roscher’s employment agreement. See “Potential Payments Upon Termination or Change in Control.”

(A) The following table provides detail of amounts shown in the “All Other Compensation” column of the “Summary Compensation Table — Fiscal Years 2009, 2008 and 2007” for amounts paid during fiscal 2009.

					Living/	Total
	Insurance	Annual	Financial	401(k)	Transportation	All Other
	Premiums(a)	Physical	Planning(b)	Match(c)	Allowance(d)	Compensation
Name	($)	($)	($)	($)	($)	($)

D. Scott Mercer	2,322	—	—	—	120,000	122,322
Christian Scherp	456	4,352	5,625	1,731	90,000	102,164
Sailesh Chittipeddi	815	—	—	1,846	—	2,661
Jean Hu	756	1,724	—	3,469	—	5,949
Mark D. Peterson	918	—	—	3,420	—	4,338
Karen L. Roscher	4,174	—	—	—	—	4,174

(a)	Includes imputed income for life insurance. Includes $3,939 COBRA reimbursement paid during fiscal year 2009 to Ms. Roscher per her separation agreement.

(b)	Represents reimbursement for financial planning services rendered in fiscal year 2008 but paid in fiscal year 2009. The company elected to terminate this executive perquisite effective April 30, 2008.

(c)	Represents the company matching contribution made to the executive’s account under the company’s Retirement Savings Plan. The company elected to suspend the matching contributions made under the plan effective January 31, 2009.

(d)	In accordance with the executive’s employment agreement as described below, this represents an allowance paid during fiscal 2009 for living and transportation expenses in connection with the executive assuming his current role.

Grants of Plan-Based Awards — Fiscal Year 2009

The following table provides information relating to plan-based awards granted to the named executive officers during the fiscal year ended October 2, 2009.

					All
					Other	All Other
					Stock	Option
					Awards:	Awards:
					Number of	Number of	Exercise or	Grant Date
					Shares of	Securities	Base Price of	Fair Value
		Estimated Future Payouts Under			Stock or	Underlying	Option	of Stock and
		Non-Equity Incentive Plan Awards ($)*			Units	Options	Awards	Option
Name	Grant Date	Threshold	Target	Maximum	(#)	(#)	($/share)	Awards ($)

D. Scott Mercer	October 4, 2008	250,000	550,000	—	—	—	—	—
Christian Scherp	October 4, 2008	—	300,000	—	—	—	—	—
Sailesh Chittipeddi	October 4, 2008	—	300,000	—	—	—	—	—
Jean Hu	October 4, 2008	—	245,000	—	—	—	—	—
Mark D. Peterson	October 4, 2008	—	187,500	—	—	—	—	—
Karen L. Roscher	October 4, 2008	—	195,000	—	—	—	—	—

(*)	Reflects the target payouts under the 2009 Performance Incentive Plan based on the named executive officer’s fiscal year 2009 target bonus percentage multiplied by annualized base salary as of the end of fiscal year 2009. The actual amounts paid under the Performance Incentive Plan for fiscal year 2009 are set forth under the heading “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table provides information relating to outstanding equity awards held by the named executive officers at fiscal year end, October 2, 2009.

	Option Awards					Stock Awards
						Number of
	Number of	Number of				Shares or	Market
	Securities	Securities				Units	Value of
	Underlying	Underlying				of Stock	Shares or
	Unexercised	Unexercised		Option		That	Units of
	Options	Options		Exercise	Option	Have Not	Stock That
	Exercisable	Unexercisable		Price	Expiration	Vested	Have Not
Name	(#)	(#)		($)	Date	(#)	Vested ($)(1)

D. Scott Mercer	—	—		—
Christian Scherp	30,000	—		$15.3000	June 20, 2013
	13,125	4,375	(2)	$27.0000	February 7, 2014
	16,875	5,625	(3)	$14.1000	May 15, 2015
Sailesh Chittipeddi	7,500	—		$26.5000	June 7, 2014
	13,125	4,375	(4)	$26.5000	June 7, 2014
	15,000	5,000	(3)	$14.1000	May 15, 2015
	12,500	12,500	(5)	$5.9000	February 20, 2016
Jean Hu	1,575	—		$34.4660	April 3, 2010
	797	—		$34.4660	April 3, 2012
	28,377	—		$14.9000	June 14, 2013
	4,000	—		$14.5000	June 15, 2013
	7,500	2,500	(2)	$27.0000	February 7, 2014
	7,500	2,500	(3)	$14.1000	May 15, 2015
Mark D. Peterson	28,334	56,666	(6)	$4.5000	March 19, 2016	16,666 (7)	$44,665
Karen L. Roscher	100,000	—		$13.7000	April 2, 2010

(1)	Based on the closing price of Conexant’s common stock on October 2, 2009, the last day of fiscal 2009, of $2.68 per share.

(2)	Options granted on February 7, 2006 and vest annually in four installments (25% per year) starting on the first anniversary of the grant date.

(3)	Options granted on May 15, 2007 and vest annually in three installments (50%, 25%, 25% per year) starting on the first anniversary of the grant date.

(4)	Options granted on June 7, 2006 and vest annually in four installments (25% per year) starting on the first anniversary of the grant date.

(5)	Options granted on February 20, 2008 and vest annually in two installments (50% per year) starting on the first anniversary of the grant date.

(6)	Options granted on March 19, 2008 and vest annually in three installments (33 1/3% per year) starting on the first anniversary of the grant date.

(7)	RSUs were granted on March 19, 2008 and vest annually in three installments (33 1/3% per year) starting on the first anniversary of the grant date.

Option Exercises and Stock Vested — Fiscal Year 2009

The following table provides information relating to option exercises by the named executive officers for the period October 4, 2008 through October 2, 2009, and on the vesting during that period of other stock awards previously granted to the named executive officers.

	Option Awards		Stock/Unit Awards
	Number of		Number of
	Securities		Securities
	Acquired	Value	Acquired on	Value
	on Exercise	Realized on	Vesting	Realized on
Name	(#)	Exercise ($)	(#)	Vesting ($)(1)

D. Scott Mercer	—	—	200,000	409,000
Christian Scherp	—	—	25,000	19,250
Sailesh Chittipeddi	—	—	25,000	19,250
Jean Hu	—	—	25,000	37,500
Mark D. Peterson	—	—	8,334	5,834
Karen L. Roscher	—	—	24,000	14,976

(1)	The dollar amounts shown in this column for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of Conexant common stock on the vesting date.

Non-qualified Deferred Compensation Table — Fiscal Year 2009

The following table provides information relating to non-qualified deferred compensation balances and contributions of the named executive officers for fiscal year 2009.

Non-qualified Deferred Compensation(1)

Aggregate
			Aggregate		Account
			Earnings on	Aggregate	Balance at
	Executive	Conexant	Underlying	Withdrawals/	End of
	Contributions	Contributions	Investments(2)	Distributions(3)	Fiscal Year(4)
Name	($)	($)	$	($)	($)

D. Scott Mercer	N/A	N/A	N/A	N/A	N/A
Christian Scherp	0	0	(806)	(52,771)	0
Sailesh Chittipeddi	0	0	(6,077)	(84,910)	0
Jean Hu	0	0	(805)	(138,797)	0
Mark D. Peterson	N/A	N/A	N/A	N/A	N/A
Karen L. Roscher	N/A	N/A	N/A	N/A	N/A

(1)	On May 30, 2008, the Conexant Systems, Inc. Board of Directors elected to terminate and liquidate the funds in the company’s deferred compensation plan.

(2)	Represents total market-based earnings for the 2009 fiscal year on all deferred compensation under the company’s Deferred Compensation Plan based on the investment returns associated with the investment choices made by the named executive officer.

(3)	The final distribution of remaining balances in the plan was made on July 1, 2009.

(4)	Closing balance in the company’s Deferred Compensation Plan II, which was established in 2005 and is section 409A compliant.

Employment and Separation Agreements

Named Executives Officers

D. Scott Mercer.  On April 14, 2008, the company and Mr. Mercer entered into an employment agreement setting forth the terms and conditions of Mr. Mercer’s employment as chief executive officer of the company. The agreement was amended as of April 22, 2009. The agreement provides that Mr. Mercer will serve as chief executive officer from April 14, 2008 through April 13, 2009. Following that initial term, the agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extension to continue. In exchange for his services, Mr. Mercer will be paid an initial annual base salary of $550,000 and will be eligible for an annual performance bonus as determined by the Board of Directors or the Compensation Committee. His fiscal year 2008 target bonus was 100% of annual base salary (pro-rated for time worked in the fiscal year), provided that Mr. Mercer will receive bonuses of not less than $250,000 for each of fiscal years 2008 and 2009, each to be disbursed when normal bonuses are paid. For future periods, the Board of Directors or the Compensation Committee will determine Mr. Mercer’s annual base salary (which may not be decreased) and annual target bonus. In lieu of a relocation package, Mr. Mercer receives payments of $10,000 per month (subject to applicable taxes) for living and transportation expenses.

Under the agreement, if the company terminates Mr. Mercer’s employment as chief executive officer without “cause” or he resigns as chief executive officer and board member for “good reason” (each as defined in the agreement): (i) the company will pay him a cash lump-sum equal to (A) any unpaid base salary (and any other unpaid amounts) accrued through his termination date, (B) a pro-rata share of his target bonus for the fiscal year in which his termination occurs, (C) two times his base salary, (D) two times his annual target bonus, and (E) $200,000; (ii) the company will continue to provide coverage under the company’s health insurance plan to him for 18 months after the date of his termination; and (iii) all of his options and non-performance based restricted stock units will become fully vested and Mr. Mercer may exercise all vested options until the earlier of (A) the second anniversary of his termination date or (B) the expiration date of such options set forth in the option awards. Pursuant to the April 2009 amendment, Mr. Mercer will be entitled to receive such separation payments and other benefits if the company terminates his employment as chief executive officer without “cause” or if he resigns as chief executive officer for “good reason” (each as defined in the agreement, as amended) even if he remains a director of the company following the termination.

In addition, if Mr. Mercer’s employment terminates due to his death, all of Mr. Mercer’s options and non-performance based restricted stock units will become fully vested, and Mr. Mercer’s estate may exercise all vested options until the earlier of (A) the third anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. If Mr. Mercer’s employment terminates due to his “disability” (as defined in the agreement), the company will continue to provide coverage under the company’s health insurance plan to him for 18 months after the date of his termination, all of Mr. Mercer’s options and non-performance based restricted stock units will become fully vested, and Mr. Mercer may exercise all vested options until the earlier of (A) the second anniversary of his termination date and (B) the expiration date of such options set forth in the option awards.

Mr. Mercer is restricted from competing with the company (to the extent permitted by law) or soliciting employees or customers of the company during and for 12 months after the employment period. If a change in control (as defined in the agreement) occurs, Mr. Mercer’s outstanding and unvested stock options and time-based restricted stock and restricted stock unit awards would become fully vested. Mr. Mercer will generally be made whole in the event of payment of any excise taxes imposed by the Internal Revenue Code of 1986, as amended (the “Code”), on certain change of control payments imposed pursuant to Sections 280G and 4999 of the Code and in the event of any payment of penalty tax and interest imposed by Code section 409A.

Christian Scherp.  On April 14, 2008, the company and Mr. Scherp entered into an employment agreement setting forth the terms and conditions of his employment as president of the company. The agreement was amended as of August 27, 2009. The amended agreement provides that Mr. Scherp will serve as president of the company from April 14, 2008 through April 13, 2009. Mr. Scherp has also served as co-president since July 15, 2009. Following that initial term, the agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. In exchange for his services, Mr. Scherp will be paid an initial annual base salary of $375,000 and will be eligible for an annual performance bonus as determined by the Board of Directors or the Compensation Committee. His fiscal year 2008 annual target bonus was 80% of annual base salary (with a minimum amount payable of $50,000), which was paid on the first payroll date in January 2009. For future periods, the Board of Directors or the Compensation Committee will determine Mr. Scherp’s annual base salary (which may not be decreased) and annual target bonus. Pursuant to the agreement, Mr. Scherp’s outstanding stock options will continue to vest in accordance with their current terms and conditions, and, upon Mr. Scherp’s commencing employment as president, his performance share award of November 14, 2007 was amended to provide for an earlier cliff vesting date of January 2, 2009, advanced from the prior date of November 14, 2009, subject to his continued employment as president through January 2, 2009. In lieu of a relocation package, Mr. Scherp receives payments of $7,500 per month (subject to applicable taxes) for living and transportation expenses.

Under the agreement, if the company terminates Mr. Scherp’s employment as president without “cause”: (i) the company will pay him a cash lump-sum equal to (A) any unpaid base salary (and any other unpaid amounts) accrued through his termination date and (B) one times Mr. Scherp’s annual base salary; (ii) the company will continue to provide coverage under the company’s health insurance plan to him for 18 months after the date of his termination; and (iii) all of his options and non-performance based restricted stock units will become fully vested and Mr. Scherp may exercise all such options until the earlier of (A) the 18-month anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. In addition, if Mr. Scherp’s employment terminates due to his death, all of Mr. Scherp’s options and non-performance based restricted stock units will become fully vested, and Mr. Scherp’s estate may exercise all vested options until the earlier of (A) the third anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. If Mr. Scherp’s employment terminates due to his disability, the company will provide continued coverage under the company’s health insurance plan to him for 18 months after the date of his termination, all of Mr. Scherp’s options and non-performance based restricted stock units will become fully vested, and Mr. Scherp may exercise all vested options until the earlier of (A) the 18-month anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. Mr. Scherp is restricted from competing with the company (to the extent permitted by law) or soliciting employees or customers of the company during and for 12 months after the employment period. If a change in control (as defined in the agreement) occurs, Mr. Scherp’s outstanding and unvested stock options and time-based restricted stock and restricted stock unit awards would become fully vested.

Sailesh Chittipeddi.  On April 14, 2008, the company entered into an employment agreement with Sailesh Chittipeddi as executive vice president, global operations and chief technology officer of the company, setting forth the terms and conditions of his employment. The agreement was amended as of August 27, 2009. Pursuant to the amended employment agreement, Mr. Chittipeddi will serve as executive vice president, global operations and chief technology officer from April 14, 2008 through April 13, 2009 and as co-president since July 15, 2009. Following that initial term, the agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. In exchange for his services, Mr. Chittipeddi will be paid an initial annual base salary of $300,000 and will be eligible for an annual performance bonus as determined by the Board of Directors or the Compensation Committee. His fiscal year 2008 full year annual target bonus was 70% of his annual base salary. For future periods, the Board of Directors or the Compensation Committee will determine Mr. Chittipeddi’s annual base salary (which may not be decreased) and annual target bonus. Commencing with the pay period beginning August 15, 2009, Mr. Chittipeddi’s annual base salary was increased to $375,000 and his full target bonus for the 2009 fiscal year is 80% of his annual base salary. Pursuant to the agreement, Mr. Chittipeddi’s outstanding stock options will continue to vest in accordance with their current terms and conditions and upon Mr. Chittipeddi’s commencing employment as executive vice president, global operations and chief technology officer, his performance share award of

November 14, 2007 was amended to provide for an earlier cliff vesting date of January 2, 2009, advanced from the prior date of November 14, 2009, subject to his continued employment as executive vice president, global operations and chief technology officer through January 2, 2009.

Under the agreement, if the company terminates Mr. Chittipeddi’s employment as executive vice president, global operations and chief technology officer without “cause”: (i) the company will pay him a cash lump-sum equal to (A) any unpaid base salary (and any other unpaid amounts) accrued through his termination date, and (B) one times Mr. Chittipeddi’s annual base salary; (ii) the company will continue to provide coverage under the company’s health insurance plan to him and his eligible dependents for 18 months after the date of his termination; and (iii) all of his options and non-performance based restricted stock units will become fully vested and Mr. Chittipeddi may exercise all vested options until the earlier of (A) the 15 month anniversary of his termination date or (B) the expiration date of such options set forth in the option awards. In addition, if Mr. Chittipeddi’s employment terminates due to his death, all of Mr. Chittipeddi’s options and non-performance based restricted stock units will become fully vested, and Mr. Chittipeddi’s estate may exercise all vested options until the earlier of (A) the third anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. If Mr. Chittipeddi’s employment terminates due to his disability, the company will continue to provide coverage under the company’s health insurance plan to him and his eligible dependents for 18 months after the date of his termination, all of Mr. Chittipeddi’s options and non-performance based restricted stock units will become fully vested, and Mr. Chittipeddi may exercise all vested options until the earlier of (A) the 15-month anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. Mr. Chittipeddi is restricted from competing with the company (to the extent permitted by law) or soliciting employees or customers of the company during and for 12 months after the employment period. If a change in control (as defined in the agreement) occurs, Mr. Chittipeddi’s outstanding and unvested stock options and time-based restricted stock and restricted stock unit awards would become fully vested.

Jean Hu.  On April 25, 2008, the company and Ms. Hu entered into an employment agreement setting forth the terms and conditions of Ms. Hu’s employment as senior vice president, strategy and business development. The agreement was amended as of August 27, 2009 to provide that Ms. Hu will serve as chief financial officer, treasurer and senior vice president, business development, effective July 15, 2009. Following that initial term, the agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. In exchange for her services, Ms. Hu will be paid an annual base salary of $235,000 and will be eligible for an annual performance bonus as determined by the Board of Directors or the Compensation Committee. Her fiscal year 2008 annual target bonus was 45% of her base salary, which was disbursed when normal bonuses are paid. For future periods, the Board of Directors or the Compensation Committee will determine Ms. Hu’s annual base salary (which may not be decreased) and annual target bonus. Commencing with the pay period beginning August 15, 2009, Ms. Hu’s annual base salary was increased to $350,000 and her full year target bonus for the 2009 fiscal year is 70% of her annual base salary. Pursuant to the agreement, Ms. Hu also received equity compensation awards of 25,000 restricted stock units (adjusted for the reverse stock split), which vested on April 30, 2009.

Under the agreement, as amended, if the company terminates Ms. Hu’s employment as senior vice president, business development, without “cause” or if she resigns as senior vice president, business development, for “good reason” (each as defined in the agreement), (i) the company will pay her a cash lump-sum equal to: (A) any unpaid salary (and any other unpaid amounts) accrued through her termination date, (B) one times Ms. Hu’s annual base salary; (ii) the company will continue to provide coverage under the company’s health insurance plan to her and her eligible dependents for 18 months after the date of her termination; and (iii) all of her options and non-performance based restricted stock units will become fully vested and Ms. Hu may exercise all vested options until the earlier of (A) the fifteen month anniversary of the termination date and (B) the expiration date of such options set forth in the option awards. In addition, if Ms. Hu’s employment terminates due to her death, all of Ms. Hu’s options and non-performance based restricted stock units will become fully vested, and Ms. Hu’s estate may exercise all vested options until the earlier of (A) the third anniversary of her termination date and (B) the expiration date of such options set forth in the option awards. If Ms. Hu employment terminates due to her “disability” (as defined in the agreement), the company will provide continued coverage under the company’s health insurance plan to her for 18 months after the date of his termination, all of Ms. Hu’s options and non-performance based restricted stock units will become fully vested, and Ms. Hu may exercise all vested options until the earlier of (A) the third anniversary of her termination date and (B) the expiration date of such options set forth in the option awards. Ms. Hu is restricted from competing with the company (to the extent permitted by law) or soliciting employees or customers of the company during and for 12 months after the employment period. If a change in control (as defined in the agreement) occurs, Ms. Hu’s outstanding and unvested stock options and time-based restricted stock and restricted stock unit awards would become fully vested.

Mark D. Peterson.  On February 18, 2008, the company and Mr. Peterson entered into an employment agreement setting forth the terms and conditions of Mr. Peterson’s employment as senior vice president, chief legal officer and secretary of the company. The agreement was amended May 29, 2008, April 22, 2009 and August 27, 2009. The agreement provides that Mr. Peterson will serve as senior vice president, chief legal officer and secretary from March 19, 2008 through March 18, 2010. Following that initial term, the agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. In exchange for his services, Mr. Peterson will be paid an annual base salary of $312,500 and will be eligible for an annual performance bonus as determined by the Board of Directors or the Compensation Committee. His fiscal year 2008 annual target bonus was 60% of his base salary (pro-rated for time worked in the fiscal year) (with a minimum amount payable of at least $100,000 for fiscal year 2008), which was disbursed when normal bonuses were paid. For future periods, the Board of Directors or the Compensation Committee will determine Mr. Peterson’s annual base salary (which may not be decreased) and annual target bonus.

Under the agreement, as amended, if the company terminates Mr. Peterson’s employment as senior vice president, chief legal officer and secretary without “cause” or if he resigns as senior vice president, chief legal officer and secretary for “good reason” (each as defined in the agreement), (i) the company will pay him a cash lump-sum equal to: (A) any unpaid salary (and any other unpaid amounts) accrued through his termination date, (B) one times his annual base salary; (ii) the company will continue to provide coverage under the company’s health insurance plan to him and his eligible dependents for 18 months after the date of his termination; and (iii) all of his options and non-performance based restricted stock units will become fully vested and Mr. Peterson may exercise all vested options until the earlier of (A) the fifteen month anniversary of the termination date and (B) the expiration date of such options set forth in the option awards. In addition, if Mr. Peterson’s employment terminates due to his death, all of Mr. Peterson’s options and non-performance based restricted stock units will become fully vested, and Mr. Peterson’s estate may exercise all vested options until the earlier of (A) the third anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. If Mr. Peterson’s employment terminates due to his “disability” (as defined in the agreement), the company will provide continued coverage under the company’s health insurance plan to him for 18 months after the date of his termination, all of Mr. Peterson’s options and non-performance based restricted stock units will become fully vested, and Mr. Peterson may exercise all vested options until the earlier of (A) the fifteen month anniversary of the termination date and (B) the expiration date of such options set forth in the option awards. Mr. Peterson is restricted from competing with the company (to the extent permitted by law) or soliciting employees or customers of the company during and for 12 months after the employment period. If a change in control (as defined in the agreement) occurs, Mr. Peterson’s outstanding and unvested stock options and time-based restricted stock and restricted stock unit awards would become fully vested.

Karen L. Roscher.  Ms. Roscher served as senior vice president and chief financial officer of the company from September 10, 2007 to December 15, 2008. On August 24, 2007, the company and Ms. Roscher entered into an employment agreement setting forth the terms and conditions of Ms. Roscher’s employment as senior vice president and chief financial officer. An amendment to the agreement was entered into on May 29, 2008. The agreement provided that Ms. Roscher will serve as senior vice president and chief financial officer from September 10, 2007 through September 9, 2009.

Following that initial term, the agreement would have been automatically extended for additional one-year terms, unless either party notified the other that it no longer wishes the extensions to continue. In exchange for her services, Ms. Roscher was paid an initial annual base salary of $325,000 and was eligible for an annual performance bonus as determined by the Board of Directors or the Compensation Committee, with a fiscal year 2008 annual target bonus of 60% of annual base salary, provided that Ms. Roscher received a bonus of not less than $100,000 for fiscal year 2008, disbursed when normal bonuses were paid. For future periods, the Board of Directors or the Compensation Committee was to determine Ms. Roscher’s annual base salary (which may not be decreased) and annual target bonus.

Upon commencement of employment, in connection with her relocation to California, Ms. Roscher received certain relocation benefits, including allowances and reimbursements of relocation, home finding, home selling, temporary living and other expenses. These benefits were subject to (i) repayment in full if Ms. Roscher voluntarily terminated her employment or if her employment was terminated by the company for “cause” (as defined in her employment agreement) within one year of her hire date or (ii) partial repayment if such a termination occurs between one and two years of her hire date.

On December 18, 2008, company executed an agreement with Ms. Roscher (the “Roscher Agreement”) (which became effective on December 26, 2008), pursuant to which Ms. Roscher’s service as senior vice president and chief financial officer of the company ceased effective as of December 15, 2008 and on which date Ms. Roscher became a non-executive employee of the company, which position she held through January 2, 2009. Pursuant to the Roscher Agreement, the company elected to terminate Ms. Roscher’s employment as senior vice president and chief financial officer with the company per section 8(b)(ii) of the original employment agreement between Ms. Roscher and the company dated August 24, 2007 (and amended May 29, 2008) (the “2007 Agreement”). Ms. Roscher will receive certain compensation and benefits that she is entitled to receive pursuant to the 2007 Agreement as a result of her termination “without cause” (as defined in the 2007 Agreement) from the company. Pursuant to her employment agreement, Ms. Roscher received a lump sum separation payment of $570,000 in full and final settlement of matters relating to her employment with the company, which was made on January 19, 2009. In addition, all of Ms. Roscher’s stock options and shares of non-performance based restricted stock became vested and all vested stock options became exercisable for 15 months from the date of termination, after which time all of her stock options will expire. In addition, Ms. Roscher is restricted until January 2, 2010 from soliciting employees or customers of the company.

Termination of Employment and Change of Control Provisions of the Employment Agreements

Agreements between the company and each of Messrs. Mercer, Scherp, Chittipeddi, Peterson, Ms. Hu and Ms. Roscher contain provisions pursuant to which, if Conexant terminates an individual’s employment without “cause,” if Messrs. Mercer or Peterson resign for “good reason” (as defined in the employment agreements), or if the individual dies or is disabled, specified amounts will become payable by Conexant to the individual and Conexant will continue to provide certain benefits to the individual for a specified period after the termination, unless and until the individual receives similar benefits from another employer. Each agreement also restricts the individual from competing with Conexant or soliciting employees or customers of Conexant during the employment period and for 12 months thereafter. Pursuant to the agreements, certain outstanding equity awards will vest upon death, disability, or the occurrence of a change of control of the company. In addition, under each agreement, the individual will generally be made whole for any excise taxes imposed by the Code on certain change of control payments.

For the purposes of the employment agreements, circumstances of an executive’s termination are defined as follows:

1) Termination Due to Disability: An NEO’s employment will have terminated due to disability if, among other items, the NEO is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2) Termination for Cause: The company will have “cause” for termination if, among other items, the NEO engages in gross negligence or willful conduct in the performance of the executive’s duties which materially injures the company or its reputation.

3) Termination for Good Reason: Mr. Mercer may voluntarily terminate his employment for “good reason” if a material diminution in the executive’s authority, duties or responsibilities, base salary or geographic location has occurred. Mr. Peterson may voluntarily terminate his employment for “good reason” if, in the absence of a written consent of the executive, the company requires the executive to be based at any office or location more than fifty miles from Newport Beach, California.

4) Termination Without Cause: The company will have terminated an NEO without cause if the NEO’s employment has been terminated by the company for any reason other than “cause,” “for good reason,” death or disability.

5) After Change of Control, Termination without Cause: “Change of Control” is defined generally as:

•	the acquisition by any individual, entity or group of beneficial ownership of 30% or more of either the then outstanding shares of Conexant common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;

•	a change in the composition of a majority of the Conexant Board of Directors which is not supported by the current Board of Directors;

•	a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Conexant’s assets, which results in a change in the majority of the Board of Directors or of more than 50% of Conexant’s stockholders; or

•	approval by Conexant’s stockholders of the complete liquidation or dissolution of Conexant.

Potential Payments upon Termination of Employment or Change of Control

The following table sets forth the amount of cash severance compensation (including the fair market value of accelerated stock awards valued as of October 2, 2009, which was $2.68 per share, and the assumed value of $0 for stock options, since such stock options were “out of the money” with an exercise price in excess of the $2.68 price per share of company common stock) and the estimated cost of health and welfare benefits payable to each named executive officer upon death, disability, a voluntary termination or termination for cause, a termination without cause or for good reason and a termination following a Change of Control assuming termination of employment occurred on October 2, 2009. In the event that any of the severance payments are subject to federal excise taxes under the “golden parachute” provisions of the Code, Conexant will provide certain named executive officers a gross-up for any such excise taxes plus any excise, income or payroll taxes owed on the payment of the gross-up for the excise taxes. Where applicable, these amounts are reflected in the table under the Change of Control column.

Estimated Potential Incremental Payments Upon Separation — Fiscal Year 2009

					After
				Termination	Change of
			Voluntary	without	Control,
			Termination or	Cause	Termination
			Termination	or for Good	without
	Death ($)	Disability ($)	for Cause ($)	Reason(1) ($)	Cause ($)

D. Scott Mercer
Cash Severance	—	—	—	2,400,000	2,400,000
Health and Welfare Benefits (continuation)	—	7,689	—	7,689	7,689
Economic Value of Accelerated Equity(2)	—	—	—	—	—
280G Conditional Tax Gross-Up Amount(3)	N/A	N/A	N/A	N/A	1,151,826

Total Estimated Incremental Value	0	7,689	0	2,407,689	3,559,515

					After
				Termination	Change of
			Voluntary	without	Control,
			Termination or	Cause	Termination
			Termination	or for Good	without
	Death ($)	Disability ($)	for Cause ($)	Reason(1) ($)	Cause ($)

Christian Scherp
Cash Severance	—	—	—	375,000	375,000
Health and Welfare Benefits (continuation)	—	23,244	—	23,244	23,244
Economic Value of Accelerated Equity(2)	—	—	—	—	—
280G Conditional Tax Gross-Up Amount(4)	N/A	N/A	N/A	N/A	N/A

Total Estimated Incremental Value	0	23,244	0	398,244	398,244

Sailesh Chittipeddi
Cash Severance	—	—	—	375,000	375,000
Health and Welfare Benefits (continuation)	—	21,389	—	21,389	21,389
Economic Value of Accelerated Equity(2)	—	—	—	—	—
280G Conditional Tax Gross-Up Amount(4)	N/A	N/A	N/A	N/A	N/A

Total Estimated Incremental Value	0	21,389	0	396,389	396,389

Jean Hu
Cash Severance	—	—	—	350,000	350,000
Health and Welfare Benefits (continuation)	—	11,832	—	11,832	11,832
Economic Value of Accelerated Equity(2)	—	—	—	—	—
280G Conditional Tax Gross-Up Amount(4)	N/A	N/A	N/A	N/A	N/A

Total Estimated Incremental Value	0	11,832	0	361,832	361,832

Mark D. Peterson
Cash Severance	—	—	—	312,500	312,500
Health and Welfare Benefits (continuation)	—	19,352	—	19,352	19,352
Economic Value of Accelerated Equity(2)	44,665	44,665	—	44,665	44,665
280G Conditional Tax Gross-Up Amount(4)	N/A	N/A	N/A	N/A	N/A

Total Estimated Incremental Value	44,665	64,017	0	376,517	376,517

Karen L. Roscher(5)
Cash Severance	N/A	N/A	N/A	570,000	N/A
Health and Welfare Benefits (continuation)	N/A	N/A	N/A	3,851	N/A
Economic Value of Accelerated Equity(6)	N/A	N/A	N/A	18,240	N/A
280G Conditional Tax Gross-Up Amount(4)	N/A	N/A	N/A	N/A	N/A

Total Estimated Incremental Value	0	0	0	592,091	0

(1)	Only Messrs. Mercer and Peterson would be entitled to receive severance benefits upon Termination for Good Reason.

(2)	Options are valued at $0 as of October 2, 2009 (Change of Control date).

(3)	Gross-up only given if parachute payment is 10% above the IRS safe harbor amount.

(4)	Not eligible for gross-up payment.

(5)	As noted above, Ms. Roscher’s employment was terminated by the company effective January 2, 2009. The table above reflects the severance benefits actually paid or provided to Ms. Roscher in connection with her termination.

(6)	Ms. Roscher’s stock options are underwater and currently have a Black-Scholes percentage of 0% with a 15-month exercise period. The accelerated equity value reflects exercise value of her RSUs only.

Equity Compensation Plan Information

The following table provides information as of October 2, 2009 about shares of the company’s common stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or directors under all of the company’s existing equity compensation plans, including the company’s 1999 Long-Term Incentives Plan, as amended, 2000 Non-Qualified Stock Plan, as amended, Directors Stock Plan, as amended, Amended and Restated 2001 Employee Stock Purchase Plan, 1999 Non-Qualified Employee Stock Purchase Plan, as amended, 2001 Performance Share Plan, and 2004 New-Hire Equity Incentive Plan, as well as the GlobespanVirata 1999 Equity Incentive Plan, 1999 Supplemental Stock Options Plan, and Amended and Restated 1999 Stock Incentive Plan assumed in the company’s merger with GlobespanVirata, Inc. (collectively, the “Equity Compensation Plans”). The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the company in connection with other mergers and acquisitions of the companies which originally granted those options. Footnote (8) to the table sets forth the total number of shares of the company’s common stock issuable upon exercise of those assumed options as of October 2, 2009 and the weighted average exercise price of those options. No additional options may be granted under these assumed plans.

	Number of		Weighted
	Securities to be		Average	Number of
	Issued Upon		Exercise Price of	Securities Remaining
	Exercise of		Outstanding	Available for Future
	Outstanding		Options,	Issuance Under
	Options, Warrants		Warrants and	Equity
	and Rights		Rights	Compensation Plans

Equity compensation plans approved by stockholders
Stock plans	791,766	(1)	$32.51	2,435,971	(2)
ESPP (domestic)				462,273	(3)
Directors stock plan	154,182		$28.42	158,039	(4)

Total	945,948			3,056,283
Equity compensation plans not approved by stockholders
Stock plans	2,874,332		$19.28	5,653,928
2004 New Hire plan	501,899	(5)	$13.11	1,082,860
ESPP (international)				224,884	(6)
Performance share plan	0			204,552	(7)

Total	3,376,231	(8)		7,166,224
Grand Total	4,322,179			10,222,507

(1)	Includes 12,500 RSUs which do not have an exercise price.

(2)	Includes shares of Conexant common stock issuable upon exercise of outstanding options under the GlobespanVirata 1999 Equity Incentive Plan, 1999 Supplemental Stock Option Plan and Amended and Restated 1999 Stock Incentive Plan assumed by Conexant in connection with the company’s merger with GlobespanVirata, Inc.

(3)	Includes shares of Conexant common stock subject to purchase rights accruing under the Amended and Restated 2001 Employee Stock Purchase Plan. The Amended and Restated 2001 Employee Stock Purchase Plan provides that the maximum authorized shares thereunder will be automatically increased by an additional 250,000 shares, or such lesser number as the Board may determine, on October 1 of each year commencing with October 1, 2003 and ending on October 1, 2012, for a maximum increase of 2,500,000 additional shares.

(4)	Effective on October 1, 2008, the maximum number of shares issuable under the Directors Stock Plan was automatically increased by 37,201 shares. The Directors Stock Plan, as amended effective November 14, 2007 (the “Plan”), provides that the maximum number of shares under the Plan is automatically increased on the first day of each fiscal year by an additional amount equal to the greater of 25,000 or 0.075% of the shares of Conexant common stock outstanding on that date, subject to the Board of Directors being authorized and empowered to select the smaller amount. As of February 13, 2009, the Board suspended this plan.

(5)	Includes 16,666 RSUs which do not have an exercise price.

(6)	Includes shares of Conexant common stock subject to purchase rights accruing under the 1999 Non-Qualified Employee Stock Purchase Plan.

(7)	Under the 2001 Performance Share Plan, the performance share awards may be paid in shares of Conexant common stock, cash or both. See “— Equity Compensation Plans Not Approved by Stockholders — 2001 Performance Share Plan” below.

(8)	The table does not include information for certain equity compensation plans assumed by Conexant in connection with mergers and acquisitions of the companies which originally established those plans. As of October 2, 2009, a total of 52,787 shares of Conexant common stock were issuable upon exercise of outstanding options under those assumed plans and the weighted average exercise price of those outstanding options was $166.20 per share. No additional options may be granted under those assumed plans.

Equity Compensation Plans Not Approved by Stockholders

1999 Non-Qualified Employee Stock Purchase Plan

The company’s 1999 Non-Qualified Employee Stock Purchase Plan (the “Non-Qualified ESPP”) was adopted by the Board of Directors on May 14, 1999 and was subsequently amended on August 13, 1999, July 18, 2002, July 22, 2004, November 2, 2005 and August 15, 2007. The Non-Qualified ESPP has not been approved by the company’s stockholders. Employees of the company’s subsidiaries located in certain countries outside the U.S. who are not officers or directors of the company may be eligible to participate in the Non-Qualified ESPP. The Board of Directors reserved 590,000 shares of the company’s common stock for issuance under the Non-Qualified ESPP, subject to adjustment under certain circumstances.

The Non-Qualified ESPP permits eligible employees to purchase shares of the company’s common stock at the end of each offering period at 85% of the lower of the fair market value of the company’s common stock on the first trading day of the offering period or on the last trading day of the offering period. Under the Non-Qualified ESPP, employees may authorize the company to withhold up to 15% of their compensation for each pay period to purchase up to 200 shares per offering period, subject to certain limitations. Offering periods generally commence on the first trading day of February and August of each year and are generally six months in duration, but may be terminated earlier under certain circumstances. As of October 2, 2009, an aggregate of 224,884 shares of the company’s common stock were available for future purchases under the Non-Qualified ESPP.

As of August 1, 2008, the company suspended the Non-Qualified ESPP. On October 29, 2009, the company has reactivated the plan for future use.

2000 Non-Qualified Stock Plan

The company’s 2000 Non-Qualified Stock Plan (the “2000 Plan”) was adopted by the Board of Directors on November 5, 1999 and was most recently amended on February 26, 2003. The 2000 Plan has not been approved by the company’s stockholders. The 2000 Plan authorizes grants of non-qualified stock options and restricted stock. An aggregate of 10,230,094 shares of the company’s common stock are authorized for issuance or delivery under the 2000 Plan, provided that no more than 300,000 shares will be available for grants of restricted stock, in each case, subject to adjustment under certain circumstances.

Restricted stock may be granted only to employees, including officers and directors, of the company. Stock options granted under the 2000 Plan will have an exercise price per share equal to the fair market value per share of the company’s common stock at the date of grant. Generally, each option will vest in installments over a four year period, with 25% of the shares becoming exercisable each year on the anniversary of the date of grant. In connection with the company’s Exchange Offer, replacement options granted on June 14, 2005 under the 2000 Plan vest in installments over a three-year period. Stock options granted under the 2000 Plan may not be exercised after eight years from the date of grant. As of October 2, 2009, an aggregate of 5,653,928 shares were available for future grants under the 2000 Plan.

At the time of the company’s merger with GlobespanVirata, Inc. (the “Merger”), Conexant stockholders approved the assumption and adoption by Conexant of GlobespanVirata’s 1999 Equity Incentive Plan, 1999 Supplemental Stock Option Plan and Amended and Restated 1999 Stock Incentive Plan (collectively, the “GlobespanVirata stock plans”). Additionally, stockholders approved Conexant’s use of the shares remaining available for grant under the GlobespanVirata stock plans at the time of the Merger, as well as any additional shares that may become available for grant under the GlobespanVirata stock plans as a result of cancellations, forfeitures, lapses or other terminations of outstanding awards (in each case after adjustment to reflect the merger exchange ratio), for grant of awards by Conexant after the Merger under the GlobespanVirata stock plans or under Conexant’s stock plans, including Conexant’s 1999 LTIP and the 2000 Plan. As of October 2, 2009, a total of 2,435,971 shares were available for issuance under these plans, which are included on the “Equity compensation plans approved by stockholders” section of the Equity Compensation Plan table. The plan remains in place as long as there are outstanding awards under the plan, however the ability for the company to grant equity awards from this plan expired on November 4, 2009.

2001 Performance Share Plan

The company’s 2001 Performance Share Plan (the “Performance Share Plan”) was adopted by the Board of Directors on November 2, 2001. The Performance Share Plan has not been approved by the company’s stockholders. An aggregate of 400,000 shares of the company’s common stock are authorized for grants of performance share awards under the Performance Share Plan, subject to adjustment under certain circumstances.

The Performance Share Plan permits eligible employees to receive grants of performance share awards which vest based on performance criteria and continued employment with the company from the grant date through the time of vesting. The value of the performance share award will equal the fair market value of the company’s common stock. Employees whose performance share awards vest are entitled to receive a payment in the form of shares of the company’s common stock, cash or both. As of October 2, 2009, an aggregate of 204,552 shares of the company’s common stock were available for future grants under the Performance Share Plan.

2004 New-Hire Incentive Plan

The company’s 2004 New-Hire Incentive Plan (the “New-Hire Plan”) was adopted by the Board of Directors on February 6, 2004. The New-Hire Plan has not been approved by the company’s stockholders. An aggregate of 1,200,000 shares of the company’s common stock were authorized for grants of stock or stock options under the New-Hire Plan, subject to adjustment under certain circumstances. The New-Hire Plan has an evergreen feature so that at the start of each new fiscal year of the company the number of shares authorized for grants is adjusted to add as many shares as needed to bring the aggregate available shares up to 1,000,000.

The New-Hire Plan permits the company to make grants of equity compensation to new employees in a merger or acquisition or to persons not previously a director of or employed by the company, or following a bona fide period of non-employment by the company, if the equity grant is a material inducement in the person’s entering into employment with the company. As of October 2, 2009, an aggregate of 1,082,860 shares of the company’s common stock were available for future grants under the New Hire

Plan, which number of shares includes additional shares that may have become available for grant as a result of cancellations, forfeitures, lapses or other terminations of outstanding awards.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Approval of Related Person Transactions

Our board of directors has adopted a written Related Person Transactions Policy. The purpose of this policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the company was, is or will be a participant, (ii) the aggregate amount involved exceeds $120,000, and (iii) a related person has or will have a material direct or indirect interest. For purposes of the policy, a related person is (i) any person who is, or at any time since the beginning of the last fiscal year was, one of our directors or executive officers or a nominee to become a director, (ii) any person who is known to be the beneficial owner of more than 5% of the company’s common stock, (iii) any immediate family member of any of the foregoing persons, or (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which all of the related persons, in the aggregate, have a 10% or greater beneficial ownership interest.

Under the policy, once a related person transaction has been identified, the Audit Committee must review the transaction for approval or ratification. In determining whether to approve or ratify a related person transaction, the Audit Committee is to consider all relevant facts and circumstances of the related person transaction available to the Audit Committee. The Audit Committee must approve only those related person transactions that are in, or not inconsistent with, the company’s best interests and the best interests of the company’s stockholders, as the Audit Committee determines in good faith. No member of the Audit Committee will participate in any consideration of a related person transaction with respect to which that member or any of his or her immediate family is a related person.

Related Person Transactions

Indemnification Agreements

The company has entered into indemnification agreements with each of its directors and executive officers and with certain other executives. The indemnification agreements require the company to indemnify these individuals to the fullest extent permitted by Delaware law and to advance expenses incurred by them in connection with any proceeding against them with respect to which they may be entitled to indemnification by the company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To Conexant’s knowledge, the following table sets forth information regarding ownership of Conexant’s outstanding common stock on November 27, 2009 by each director and Named Executive Officer and all directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to the stock listed. Percentage ownership in the table below is based on 58,918,219 shares of Conexant common stock outstanding as of November 27, 2009.

Beneficial Ownership as of November 27, 2009

	Common Stock
Name	Shares(1)(2)	Percent of Class(1)

William E. Bendush	1,000		*
Steven J. Bilodeau	13,594		*
Sailesh Chittipeddi	63,087		*
Dwight W. Decker	445,623		*
F. Craig Farrill	24,454		*
Jean Hu	66,489		*
Balakrishnan S. Iyer	82,031		*
Matthew E. Massengill	1,000		*
D. Scott Mercer	298,914		*
Mark D. Peterson	33,121		*
Karen Roscher	0		*
Christian Scherp	77,062		*
Jerre Stead	29,374		*
All of the above persons	1,137,749	1.9%

*	Less than 1%.

(1)	For purposes of computing the percentage of outstanding shares beneficially owned by each person, shares of which such person has a right to acquire beneficial ownership within 60 days have been included in both the number of shares owned by that person and the number of shares outstanding, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

(2)	Includes 5,636 shares granted to Mr. Stead and 376 shares granted to Mr. Farrill as restricted stock under the Conexant Directors Stock Plan.

There are no persons known to Conexant to be beneficial owners of more than 5% of any class of Conexant’s voting securities outstanding as of November 27, 2009.

PROPOSAL No. 2 — APPROVAL OF AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION

The Board of Directors believes that it is in the company’s best interest to approve a proposal to amend the company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.01, on the same terms as the shares of common stock now authorized.

As of November 27, 2009, 58,918,219 of Conexant’s 100,000,000 currently authorized shares of common stock were issued and outstanding. Of the remaining authorized shares of common stock, 1,082,935 shares were reserved for issuance in connection with the company’s stock-based compensation plans and approximately 5.081 million shares were reserved for issuance upon conversion of the company’s outstanding 4% Convertible Subordinated Notes due March 2026. As of

November 27, 2009, none of Conexant’s 25,000,000 currently authorized shares of Preferred Stock were issued and outstanding.

On June 27, 2008, Conexant effected a 1-for-10 reverse split of the company’s common stock following significant decreases in the market price for the company’s common stock coupled with the possibility that the company might risk being delisted from the NASDAQ Global Select Market (NASDAQ) unless its stock price increased and remained above $1.00 per share for a designated period of time. The reverse split resulted in a reduction of the number of shares of Conexant common stock authorized for issuance.

The purpose of the proposed amendment is to allow Conexant to have a sufficient number of shares of authorized and unissued common stock, which can be used for such corporate purposes as may, from time to time, be considered advisable by the Board. Having such shares available for issuance in the future will give the company greater flexibility and will allow the shares to be issued as determined by the Board without the expense and delay of a special meeting of our stockholders to approve the additional authorized capital stock. The corporate purposes for which the company may issue common stock could include, without limitation, exchange offers of debt for equity, new equity offerings to raise capital, restructuring of existing debt, acquisitions, and providing incentives to employees, officers and directors pursuant to our various stock plans or in connection with the adoption of additional stock-based incentive plans, such as the 2010 Stock Plan. The Board will determine the terms of any such issuance of additional shares.

The increase in our authorized common stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, such shares will have a dilutive effect on the voting power and percentage equity ownership of our existing shareowners and, depending on the price at which they are issued, may have a dilutive effect on both the book value and market value of shares owned by our existing stockholders. The holders of our common stock have no preemptive rights to subscribe for or purchase any additional shares of our common stock that may be issued in the future.

The company has not proposed the increase in the authorized number of shares with the intention of using the additional shares for anti-takeover purposes, although the company could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the company because the issuance of such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the company.

If this proposal is approved, the first paragraph of Article FOURTH of the Restated Certificate of Incorporation will be amended to read as follows:

“FOURTH: The total number of shares of all classes of stock which the company shall have the authority to issue is 225,000,000, of which 25,000,000 shares without par value are to be of a class designated Preferred Stock and 200,000,000 shares of the par value of $0.01 each are to be of a class designated common stock.”

The company does not have any current plans, agreements or understandings for stock issuances which in the aggregate would involve the use of a number of shares that exceeds the amount currently authorized but unissued.

On November 11, 2009, the Board unanimously adopted resolutions setting forth the proposed amendment to the Restated Certificate of Incorporation, which is appended to this Proxy Statement as Appendix A, declaring its advisability and directing that the proposed amendment be submitted to the stockholders for their approval at the Annual Meeting. If adopted by the stockholders, the amendment will become effective upon filing of an appropriate amendment to the company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Required Vote and Board Recommendation

Proposal No. 2 requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as votes “against” the proposal.

Our Board of Directors believes that approval of Proposal No. 2 is in our best interests and the best interests of our stockholders for the reasons stated above.

The Board of Directors recommends a vote FOR approval of the amendment to the company’s Restated Certificate of Incorporation. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the amendment.

PROPOSAL NO. 3 — APPROVAL OF 2010 EQUITY INCENTIVE PLAN

The Conexant Systems, Inc. 2010 Equity Incentive Plan, or the 2010 Plan, was adopted by the Board on December 18, 2009, subject to stockholder approval. The 2010 Plan is the successor to the following plans: (i) the Conexant Systems, Inc. 1999 Long-Term Incentives Plan, as amended, (ii) the Conexant Systems, Inc. Directors Stock Plan, as amended, (iii) the Conexant Systems, Inc. 2000 Non-Qualified Stock Plan, as amended, (iv) the GlobespanVirata, Inc. 1999 Equity Incentive Plan, as amended, (v) the GlobespanVirata, Inc. 1999 Supplemental Stock Option Plan, as amended, (vi) the Amended and Restated GlobespanVirata, Inc. 1999 Stock Incentive Plan, as amended, and (vii) the Conexant Systems, Inc. 2001 Performance Share Plan (together, the “Prior Plans”). We also maintain our 2004 New Hire Equity Incentive Plan (the “2004 Plan”) which is a plan that may be used only for grants to persons not previously employed by the company (or following a bona fide period of non-employment) as an inducement to their entering into employment with us. This plan was not approved by our stockholders pursuant to NASDAQ Listing Rule 5635(c)(4). The 2004 Plan contains a feature (the “Evergreen Feature”) that automatically increases the number of shares reserved for issuance under the 2004 Plan each year, for a period of ten years, unless our Board determines not to so increase the 2004 Plan’s share reserve. Our Board has determined that the share reserve should not be increased.

All outstanding stock awards granted under the Prior Plans will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the Prior Plans, provided, however, that if the stockholders of the Company approve this Proposal No. 3, (i) no additional stock awards will be granted under the Prior Plans, (ii) we will eliminate the Evergreen Feature under the 2004 Plan, and (iii) any shares subject to outstanding stock awards granted under the Prior Plans after October 2, 2009 that expire or terminate for any reason prior to the exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares or are reacquired or withheld to satisfy a tax withholding obligation other than an option or stock appreciation right, shall become available for issuance pursuant to awards granted under the 2010 Plan. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the Prior Plans as of the effective date of the 2010 Plan shall become available for issuance pursuant to stock awards granted under the 2010 Plan.

This Proposal No. 3 seeks an increase in the number of shares that may be issued under the 2010 Plan beyond those remaining available for future grant under the Prior Plans on October 2, 2009 by 3,103,734 shares. At October 2, 2009, stock awards (net of cancelled or expired awards) covering an aggregate of 4,374,966 shares were outstanding under the Prior Plans and 8,896,266 shares remained available for future grant under the Prior Plans. In addition, at October 2, 2009, 1,082,860 shares remained available for future grant under the 2004 Plan.

The approval of the 2010 Plan will allow us to continue to grant stock options and other awards at levels determined appropriate by our Board. The 2010 Plan will also provide us with flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock-based awards, including stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards and performance cash awards. Accordingly, the 2010 Plan will allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long term incentives that align the interests of our employees, consultants and directors with the interests of our stockholders.

In this Proposal No. 3, stockholders are requested to approve the 2010 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal will be required to approve the adoption of the 2010 Plan. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Description of the 2010 Equity Incentive Plan

The material features of the 2010 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2010 Plan. Stockholders are urged to read the actual text of the 2010 Plan in its entirety, which is appended to this Proxy Statement as Appendix B.

Background

The terms of the 2010 Plan provide for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, other stock-related awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

If this Proposal No. 3 is approved, the total number of shares of our common stock reserved for issuance under the 2010 Plan will consist of:

•	12,000,000 shares; plus

•	the number of shares that are subject to stock awards outstanding under the Prior Plans that after October 2, 2009 subsequently expire or terminate prior to exercise or settlement or are forfeited because of a failure to meet a contingency or condition required to vest such shares or are reacquired or withheld to satisfy a tax withholding obligation in connection with an award other than an option or stock appreciation right.

We call this aggregate number the “Share Reserve.” The number of shares available for issuance under the 2010 Plan is reduced by (i) one share for each share of common stock issued pursuant to an option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant that is granted under the 2010 Plan or is granted after October 2, 2009 under the Prior Plans, and (ii) 1.25 shares for each share of common stock issued pursuant to restricted stock, restricted stock units, performance stock awards, or other non-option stock awards that is granted under the 2010 Plan or is granted after October 2, 2009 under the Prior Plans. The Share Reserve does not limit the number of equity awards made under the 2010 Plan so long as the number of shares of common stock issued under equity awards made under the 2010 Plan does not exceed the Share Reserve.

As of October 2, 2009, options to purchase approximately 4,209,800 shares were outstanding, awards other than options and stock appreciation rights covering an aggregate of 165,166 were outstanding and 8,896,266 shares were available for future grant under the Prior Plans. As of October 2, 2009, 1,082,860 shares remained available for future grant under our 2004 Plan. The weighted average exercise price of all options outstanding as of October 2, 2009 was approximately $23.20 and the weighted average remaining term of such options was approximately 2.5 years. A total of 58,759,223 shares of our common stock were outstanding at November 23, 2009.

If, under the 2010 Plan, we issue common stock pursuant to a stock award and the common stock is later forfeited, then the forfeited shares will become available for issuance under the 2010 Plan. To the extent that a forfeited share had counted as 1.25 shares against the number of shares available under the 2010 Plan or there are any returning shares granted under the Prior Plans pursuant to an award other than on option or stock appreciation right, then the number of shares of common stock available for issuance under the 2010 Plan will increase by 1.25 shares for each forfeited or returning share. Any shares we reacquire pursuant to our withholding obligations in connection with a restricted stock award, restricted stock unit award, performance stock award or other stock award shall again become available for issuance under the 2010 Plan and will increase the share reserve by 1.25 shares. However, any shares we reacquire pursuant to our withholding obligations in connection with an option or stock appreciation right or as consideration for the exercise of an option or stock appreciation right, will not become available for issuance under the 2010 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the tendered shares do not become available for issuance under the 2010 Plan.

Eligibility

The 2010 Plan allows for the ability to make awards to all of our approximately 600 employees and our directors and consultants, and they may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2010 Plan only to our employees and employees of our affiliates.

Administration

The 2010 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the plan to a committee. Our Board of Directors has delegated administration of the 2010 Plan to the Compensation and Management Development Committee of the Board (the “Compensation Committee”), but may retain the authority to concurrently administer the 2010 Plan with the Compensation Committee and may, at any time, revest in itself some or all of the powers previously delegated to the Compensation Committee. Subject to the terms of the 2010 Plan, our Compensation Committee may determine the recipients, numbers and types of stock awards to be granted, and terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, our Compensation Committee also determines the fair market value applicable to a stock award and the exercise price of options granted under the 2010 Plan.

In the discretion of the Board, the Compensation Committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder (the “Code”). Our Compensation Committee has the authority to delegate its administrative powers under the 2010 Plan to a subcommittee consisting of members of the Compensation Committee. As used herein, except as explicitly stated otherwise, with respect to the 2010 Plan, the “Board” refers to any committee the Board appoints or, if applicable, any subcommittee, as well as to the Board itself.

Repricing

Under the 2010 Plan, the Board does not have the authority to reprice any outstanding equity awards by reducing the exercise price of the stock award or cancelling any outstanding stock awards in exchange for cash or other stock awards under the plan without obtaining the approval of our stockholders within 12 months prior to the repricing event.

Options

Options may be granted under the 2010 Plan pursuant to stock option agreements. The Plan permits the grant of options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant and, in some cases (see “Limitations” below), may not be less than 110% of such fair market value

In general, the term of stock options granted under the 2010 Plan may not exceed ten years. Unless the terms of an optionholder’s stock option agreement provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to (i) disability, the optionholder may exercise any vested options for up to 12 months after the date the service relationship ends or (ii) death, the optionholder, or his or her beneficiary, may exercise any vested options for up to 18 months after the date the service relationship ends. Except as explicitly provided otherwise in an optionholder’s award agreement, if an optionholder’s service relationship with us, or any affiliate of ours, is terminated for cause, all options terminate upon the date on which the event giving rise to the termination occurred, and the optionholder is prohibited from exercising any option from the time of such termination. If an optionholder’s service relationship with us, or any affiliate of ours, ceases for any reason other than for cause or upon disability or death, the optionholder may exercise any vested options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. In no event may an option be exercised after its expiration date. Under the 2010 Plan, the option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of an option would violate Conexant’s insider trading policy. In no event, however, may any option be exercised beyond the expiration of its term.

Acceptable forms of consideration for the purchase of our common stock issued under the 2010 Plan will be determined by our Board and may include cash, check, bank draft or money order made payable to us, payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, common stock previously owned by the optionholder or, for NSOs only, a net exercise feature, or other legal consideration approved by our Board.

Options granted under the 2010 Plan may become exercisable in cumulative increments, or “vest,” as determined by our Board at the rate specified in the option agreement. Shares covered by currently outstanding options under the prior Plans typically vest over a three to four-year period during the participant’s continuous employment by, or services as a director or consultant to, us or an affiliate of ours. Shares covered by different options granted under the 2010 Plan may be subject to different vesting schedules as our Board may determine. The Board also has flexibility to provide for accelerated vesting of equity awards in certain events.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Limitations

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an participant during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of any ISO award must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs is 12,000,000 shares of common stock. In addition, no employee may be granted options, stock appreciation rights, or other stock awards under the 2010 Plan covering more than 2,500,000 shares of our common stock in any calendar year.

Restricted Stock Awards

Restricted stock awards will be granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the Board. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by our Board. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Restricted Stock Unit Awards

Restricted stock unit awards will be granted pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Board. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock as deemed appropriate by our Board, or in any other form of consideration determined by our Board and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by our Board. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights will be granted pursuant to a stock appreciation rights agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by our Board, but shall in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. Our Board may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in any combination of the two, or any other form of legal consideration approved by our Board and contained in the stock appreciation right agreement. Stock Appreciation Rights shall be subject to the same conditions upon termination and restrictions on transfer as stock options under the Plan.

Performance Awards

The 2010 Plan provides for the grant of two types of performance awards: performance stock awards and performance cash awards. Performance awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the Compensation Committee. The maximum amount to be granted to any individual in a calendar year attributable to such performance awards may not exceed 2,000,000 shares of our common stock in the case of performance stock awards, or $5,000,000 in the case of performance cash awards.

In granting a performance-based award, the Compensation Committee will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured for the purpose of determining whether the award recipient has a vested right in or to such award. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically before the 90th day of a performance period or the date on which twenty-five percent of the performance period has elapsed), the Compensation Committee will establish the performance goals, based upon one or more pre-established criteria (“performance criteria”) enumerated in the 2010 Plan and described below. As soon as administratively practicable following the end of the performance period, the Compensation Committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the 2010 Plan shall be determined by the our Compensation Committee, based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Compensation Committee.

The Compensation Committee is authorized to determine whether, when calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Compensation Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

Compensation attributable to performance-based awards under the 2010 Plan will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2010 Plan. Our Board will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by our Board.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Board will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2010 Plan, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options, (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits, and

(iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transactions

In the event of certain significant corporate transactions, the Board has the discretion to take one or more of the following actions with respect to outstanding stock awards under the 2010 Plan:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

•	arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award;

•	cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised, in exchange for appropriate cash consideration; and

•	arrange for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (b) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action for each stock award.

For purposes of the 2010 Plan, a corporate transaction will be deemed to occur in the event of (i) the consummation of a sale of all or substantially all of our consolidated assets, (ii) the consummation of a sale of at least 90% of our outstanding securities, (iii) the consummation of a merger or consolidation in which we are not the surviving corporation, or (iv) the consummation of a merger or consolidation in which we are the surviving corporation but shares of our outstanding Common Stock are converted into other property by virtue of the transaction.

Change in Control

A stock award may be subject to additional acceleration of vesting and exercisability upon or after specified change in control transactions (as defined in the 2010 Plan), as provided in the stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no acceleration shall occur.

The acceleration of vesting of an award in the event of a corporate transaction or a change in control event under the 2010 Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Conexant.

Plan Amendments

Our Board will have the authority to amend or terminate the 2010 Plan. However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2010 Plan as required by applicable law.

Plan Termination

Unless sooner terminated by our Board, the 2010 Plan shall automatically terminate on the day before the tenth anniversary of the date the 2010 Plan is adopted by the Board or approved by our stockholders, whichever is earlier.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2010 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income. as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The 2010 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the 2010 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2010 Plan.

Where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162 Limitations

Compensation of persons who are “covered employees” of the company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The 2010 Plan is intended to enable the Board or Compensation Committee to make awards, including cash performance awards, that will be exempt from the deduction limits of Section 162(m). Under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (i) such awards are approved by a compensation committee composed solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock, restricted stock units, performance awards and other stock-based awards will qualify as performance-based compensation, provided that (i) the award is approved by a compensation committee composed solely of “outside directors,” (ii) the award is granted, becomes vested or is settled, as applicable, only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) a committee of outside directors certifies in writing prior to the granting (or vesting or settlement) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

New Plan Benefits

We have not approved any awards that are conditioned on stockholder approval of the 2010 Plan. We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees under the 2010 Plan. If the 2010 Plan had been in existence in fiscal 2009, we expect that our award grants for fiscal 2009 would not have been substantially different from those actually made in that year under the Prior Plans. On October 2, 2009, the closing price of our common stock on NASDAQ was $2.68 per share.

Required Vote and Board of Directors Recommendation

Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

Our Board of Directors believes that approval of Proposal No. 3 is in our best interests and the best interests of our stockholders for the reasons stated above.

All members of our Board of Directors and all of the company’s executive officers are eligible to receive awards under our 2010 Plan and thus have a personal interest in the approval of Proposal No. 3.

The Board of Directors recommends a vote FOR approval of the 2010 Stock Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the amendment.

PROPOSAL NO. 4 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Deloitte & Touche LLP has been Conexant’s independent auditors since 1998 and have been selected by the Audit Committee of the Board of Directors as Conexant’s independent auditors for the fiscal year ending October 1, 2010.

Before the Audit Committee appointed Deloitte & Touche LLP, it carefully considered the qualifications of that firm, including its performance in prior years and its reputation for integrity and for competence in the fields of accounting and auditing.

We are not required to submit the appointment of Deloitte & Touche LLP for stockholder approval, but our Board of Directors has elected to seek ratification of such appointment. If our stockholders do not ratify this appointment, the Audit Committee will reconsider its appointment of Deloitte & Touche LLP and will either continue to retain this firm or appoint new independent auditors.

The affirmative vote of the holders of a majority of shares present in person or by proxy and entitled to vote on this proposal will be required to approve this Proposal No. 4. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Brokers are permitted to cast a vote “For” the proposal unless they receive other instructions from the beneficial owners of the shares.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meetingand will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

The Conexant Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as independent auditors for Conexant for the current fiscal year. Unless a contrary choice is specified, proxies solicited by the Conexant Board of Directors will be voted “FOR” ratification of the appointment.

Principal Accounting Fees and Services

The following table summarizes fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for professional services rendered for fiscal years 2008 and 2009.

	2009	2008

Audit Fees	$914,874	$1,248,275
Audit-Related Fees	$427,145	$225,390
Tax Fees	$6,428	$92,007

	$1,348,447	$1,565,672

Audit Fees.  This category includes the audit of the company’s annual consolidated financial statements and the audit of the company’s internal control over financial reporting by Deloitte &

Touche. This category also includes reviews of interim financial statements included in the company’s Form 10-Q quarterly reports.

Audit-Related Fees.  This category includes professional services rendered (i) for international statutory audits, (ii) for certain agreed-upon procedures relating to the company’s credit facility, and (iii) for certain accounting consultation services.

Tax Fees.  This category includes professional services rendered for tax consultations and tax compliance matters, including preparation of domestic and foreign tax returns.

All Audit Fees, Audit-Related Fees, and Tax Fees are pre-approved by the Audit Committee during meetings of the Audit Committee. Pursuant to the adopted policy of the Audit Committee, any fees requiring approval prior to an Audit Committee meeting are pre-approved by the chairman of the Audit Committee and are subsequently reviewed and approved by the Audit Committee at its next meeting. All Audit Fees, Audit-Related Fees, and Tax Fees in for services rendered for fiscal years 2008 and 2009 were pre-approved in this manner.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Conexant’s directors and executive officers, and persons who own more than 10% of a registered class of Conexant’s equity securities, to file reports of ownership of, and transactions in, Conexant’s securities with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish Conexant with copies of all section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, Conexant believes that during fiscal 2009 its directors, executive officers and 10% stockholders timely filed all forms required to be filed under section 16(a).

2011 Stockholder Proposals or Nominations

Stockholders of the company may submit proposals that they believe should be voted upon at the company’s Annual Meetings of stockholders or nominate persons for election to the Board of Directors. Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the company’s Proxy Statement for the company’s 2011 Annual Meeting of Stockholders. To be eligible for inclusion in the company’s 2011 Proxy Statement, any such stockholder proposals must be submitted in writing to the Secretary of the company no later than September 10, 2010. The submission of a stockholder proposal does not guarantee that it will be included in the company’s Proxy Statement.

In addition, under the company’s Bylaws, a stockholder desiring to present a stockholder proposal or nomination at the company’s 2011 Annual Meeting of Stockholders must deliver notice of such proposal or nomination in writing to the Secretary of the company not less than 90 days nor more than 120 days prior to the anniversary of the 2010 Annual Meeting, unless the date of the 2011 Annual Meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2010 Annual Meeting. For the company’s 2011 Annual Meeting, this means that any such proposal or nomination must be submitted no earlier than October 21, 2010 and no later than November 20, 2010. If the date of the 2011 Annual Meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2010 Annual Meeting, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2011 Annual Meeting and no later than the close of business on the later of the 90th day prior to the 2011 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The stockholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of common stock of the company. Proposals or nominations not meeting these requirements will not be entertained at the 2011 Annual Meeting. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, the company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a stockholder. Stockholders should contact the Secretary of the company in writing at 4000 MacArthur Boulevard, Newport Beach, California 92660-3095 to make any submission or to obtain additional information as to the proper form and content of submissions.

Annual Report to Stockholders and Financial Statements

The company’s Annual Report to Stockholders on Form 10-K for the fiscal year ended October 2, 2009, is being made available via the Internet and is being mailed to certain of the company’s stockholders together with this Proxy Statement. Copies of the company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2009 will also be furnished to interested stockholders, without charge, upon written request and is also available on Conexant’s website (http://ir.conexant.com) under the Investor Relations section. Exhibits to the Form 10-K will be furnished upon written request and payment of a fee of fifteen cents per page covering the company’s costs. Written requests should be directed to the company at 4000 MacArthur Boulevard, Newport Beach, California 92660-3095, Attention: Investor Relations

Other Matters

At the date hereof, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Expenses of Solicitation

The cost of the solicitation of proxies will be borne by the company, and we have retained Morrow & Co. LLC to solicit proxies for a fee of less than $10,000 plus a reasonable amount to cover expenses. In addition our directors, officers and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone e-mail or otherwise. The company will also reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to principals and obtaining their proxies.

Delivery of Documents to Stockholders Sharing an Address

For stockholders who have received a printed copy of our proxy materials, the company is delivering only one Notice of Internet Availability, Proxy Statement and annual report to multiple stockholders that share the same address unless we have received contrary instructions from one or more of such stockholders. Upon oral or written request, the company will deliver promptly a separate copy of this Proxy Statement or the annual report to a stockholder at a shared address to which a single copy of these documents was delivered. If you are a stockholder at a shared address to which the company delivered a single copy of this Proxy Statement or the annual report and you desire to receive a separate copy of this Proxy Statement or the annual report, or if you desire to notify us that you wish to receive a separate copy of such materials in the future, or if you are a stockholder at a shared address to which the company delivered multiple copies of each of these documents and you desire to receive one copy in the future, please submit your request by mail or telephone to the company at 4000 MacArthur Boulevard, Newport Beach, California 92660-3095, Attention: Investor Relations, (949) 483-4600.

If a broker, bank or other nominee holds your Conexant shares, please contact the broker, bank or other nominee directly if you have questions, require additional copies of this Proxy Statement or the annual report, or wish to receive separate copies of such materials in the future by revoking your consent to householding.

January 8, 2010

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CONEXANT SYSTEMS, INC.

Pursuant to Section 242 of
the General Corporation Law of the State of Delaware

Conexant Systems, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Conexant Systems, Inc.

2. This Amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Amendment”) has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3. This Amendment amends Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation by deleting the first paragraph of Article FOURTH and substituting in lieu thereof the following new first paragraph of Article FOURTH, to read in its entirety as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 225,000,000, of which 25,000,000 shares without par value are to be of a class designated Preferred Stock and 200,000,000 shares of the par value of $0.01 each are to be of a class designated common stock.

4. This Amendment will become effective at [          ] Eastern Time on February [  ], 2010.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its officer thereunto duly authorized, this [          ] day of [  ], 200[  ].

CONEXANT SYSTEMS, INC.

By:
Name:
Title:

A-1

APPENDIX B

Conexant Systems, Inc.
2010 Equity Incentive Plan

Adopted by the Board of Directors: December 18, 2009
Approved by the Stockholders: [          ]
Termination Date: December 17, 2019

1.	General.

(a) Eligible Award Recipients.  The persons eligible to receive Awards are Employees, Directors and Consultants.

(b) Available Awards.  The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c) Purpose.  The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

(d) Relationship to Prior Plans.  Following the Effective Date, (i) no additional stock awards shall be granted under the Prior Plans and (ii) all outstanding stock awards previously granted under the Prior Plans shall remain subject to the terms of the Prior Plans; provided, however, that after October 2, 2009 any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares or are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award other than an option or stock appreciation right (the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder in accordance with the provisions of Section 3. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

2.	Administration.

(a) Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance.  The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e) Cancellation and Re-Grant of Stock Awards.  Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.	Shares Subject to the Plan.

(a) Share Reserve.  Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed twelve million (12,000,000) shares plus the Returning Shares, if any, as such shares become available from time to time less one (1) share for each share of stock issued pursuant to an option or stock appreciation right granted after October 2, 2009 under the Prior Plans with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant and 1.25 shares for each share of stock issued pursuant to an award other than an option or stock appreciation right granted after October 2, 2009 under the Prior Plans (the “Share Reserve”). For clarity, the Share Reserve in this Section 3(a) is a limitation in the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Marketplace Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

(b) Subject to subsection 3(c), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 5, (B) a Stock Appreciation Right granted under Section 5 with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant, or (C) an option or stock appreciation right granted after October 2, 2009 under a Prior Plan; and (ii) 1.25 shares for each share of Common Stock issued (x) pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award under the Plan, or (y) pursuant to a restricted stock award, restricted stock unit or similar equity award granted after October 2, 2009 under a Prior Plan.

(c) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance.  If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited shall revert to and again become available for issuance under the Plan. To the extent (A) there is issued a share of Common Stock pursuant to a Stock Award that counted as 1.25 shares against the number of shares available for issuance under the Plan pursuant to Section 3(b) or (B) any Returning Shares granted under the Prior Plans pursuant to an award other than an option or stock appreciation right, and such share of Common Stock becomes available for issuance under the Plan pursuant to Section 1(d), Section 3(a) or this Section 3(c), then the number of shares of Common Stock available for issuance under the Plan shall increase by 1.25 shares. Also, each share reacquired by the Company pursuant to Section 8(g) in connection with a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award shall again become available for issuance under the Plan and shall increase the number of shares of Common Stock available for issuance under the Plan by 1.25 shares.

(ii) Shares Not Available For Subsequent Issuance.  If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 8(g) upon the exercise of an Option or Stock Appreciation Right or as consideration for the exercise of an Option or Stock Appreciation Right shall not again become available for issuance under the Plan.

(d) Incentive Stock Option Limit.  Notwithstanding anything to the contrary in this Section 3 and, subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be twelve million (12,000,000) shares of Common Stock.

(e) Source of Shares.  The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	Eligibility.

(a) Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors, and Consultants who are providing Continuous Services only to any “parent” of the Company, as such term is defined in Rule 405, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation on Annual Grants.  Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Participant shall be eligible to be granted during any calendar year Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted covering more than two million five hundred thousand (2,500,000) shares of Common Stock.

5.	Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options.  The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Exercise and Payment of a SAR.  To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e) Transferability of Options and SARs.  The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i) Restrictions on Transfer.  An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders.  Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation.  Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f) Vesting Generally.  The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date.  If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k) Termination for Cause.  Except as explicitly provided otherwise in a Participant’s Award Agreement, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the date on which the event giving rise to the termination occurred, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees.  No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or

SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.	Provisions of Stock Awards other than Options and SARs.

(a) Restricted Stock Awards.  Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting.  Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service.  If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends.  A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the

Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting.  At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment.  A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards.  A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed two million (2,000,000) shares of Common Stock. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards.  A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. In any calendar year, the Committee may not grant a Performance Cash Award that has a maximum value that may be paid to any Participant in excess of five million dollars ($5,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Section 162(m) Compliance.  Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(d) Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	Covenants of the Company.

(a) Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes.  The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	Miscellaneous.

(a) Use of Proceeds from Sales of Common Stock.  Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards.  Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights.  Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations.  Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i) Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A.  To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

9.	Adjustments upon Changes in Common Stock; Other Corporate Events.

(a) Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(d), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 4(c) and 6(c)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Restructuring.  Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction.  The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.

(d) Change in Control.  A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10.	Termination or Suspension of the Plan.

(a) Plan Term.  The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	Effective Date of Plan.

This Plan shall become effective on the Effective Date.

12.	Choice of Law.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.  Definitions.  As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(f) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events: (i) a felony conviction of such Participant; (ii) the commission by such Participant of an act of fraud or embezzlement against the Company; (iii) such Participant’s willful misconduct or gross negligence materially detrimental to the Company; (iv) the Participant’s continued failure to implement reasonable requests or directions received in the course of such Participant’s Continuous Service; (v) such Participant’s wrongful dissemination or use of confidential or proprietary information; or (vi) the intentional and habitual neglect by such Participant of such Participant’s duties to the Company. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Conexant Systems, Inc., a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or

(ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2010 provided this Plan is approved by the Company’s stockholders at such meeting.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(mm) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo) “Plan” means this Conexant Systems, Inc. 2010 Equity Incentive Plan.

(pp) “Prior Plans” means the following equity plans (i) the Conexant Systems, Inc. 1999 Long-Term Incentives Plan, as amended, (ii) the Conexant Systems, Inc. Directors Stock Plan, as amended, (iii) the Conexant Systems, Inc. 2000 Non-Qualified Stock Plan, as amended, (iv) the GlobespanVirata, Inc. 1999 Equity Incentive Plan, as amended, (v) the GlobespanVirata, Inc. 1999 Supplemental Stock Option Plan, as amended, (vi) the Amended and Restated GlobespanVirata, Inc. 1999 Stock Incentive Plan, as amended, and (vii) the Conexant Systems, Inc. 2001 Performance Share Plan.

(qq) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(rr) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ss) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(tt) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(uu) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv) “Securities Act” means the Securities Act of 1933, as amended.

(ww) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(xx) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(yy) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(zz) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(aaa) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(bbb) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

CONEXANT SYSTEMS, INC.
4000 MACARTHUR BOULEVARD
NEWPORT BEACH, CA 92660
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CONEXANT SYSTEMS, INC.	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:	All	All	Except

Vote on Directors	☐	☐	☐
1.	Election of Directors: Nominees:
01)	W. E. Bendush

02)	B. S. Iyer

03)	J. L. Stead

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	Amend the Certificate of Incorporation to increase the authorized common shares of the company to 200,000,000	☐	☐	☐

3.	Approve the 2010 Stock Plan	☐	☐	☐

4.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants	☐	☐	☐
 Note: Such other business will be transacted at the meeting as may properly come before the meeting or any postponement or adjournment thereof.

	Yes	No

Please indicate if you plan to attend this meeting which will be held via the Internet at https://virtualshareholdermeeting.com/CNXT	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2009 Annual Report are available at http://ir.conexant.com/annuals.cfm.
You can also view these materials at www.proxyvote.com by using your 12-digit control number.

M18818-P87312

PROXY CARD
CONEXANT SYSTEMS, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints D. Scott Mercer and Mark D. Peterson, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Conexant Systems, Inc. common stock which the undersigned is entitled to vote if personally present at the Annual Meeting of Shareowners to be held on February 18, 2010 and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareowners of the Company to be held on February 18, 2010, or any adjournment or postponement thereof, with all powers the undersigned would possess if present at the Meeting.
This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned shareowner. If no direction is made, this proxy will be voted for each of the three director nominees and for each of the other proposals. Whether or not direction is made, each of the Proxies is authorized to vote in accordance with his best judgment on such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
If you are a participant in the United Space Alliance Employee Stock Purchase Plan, you have the right to direct Computershare Trust Company, as trustee (the “Trustee”), regarding how to vote the shares of Conexant Systems, Inc. attributable to this account at the Annual Shareowner Meeting to be held on February 18, 2010. These voting directions will be tabulated confidentially. Only the Trustee and its affiliates or agents will have access to the individual voting directions. If no direction is made or if this proxy card is not properly executed and returned by February 18, 2010, the shares attributable to this account will be voted in the same proportion as directions received from participants in the plan.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO SUBMIT A PROXY FOR THESE SHARES BY TELEPHONE OR INTERNET, DO NOT RETURN THIS PROXY CARD.
Continued and to be signed on reverse side